Exhibit 4.1

MID-AMERICA APARTMENTS, L.P.,

Issuer

MID-AMERICA APARTMENT COMMUNITIES, INC.,

– and –

U.S. BANK NATIONAL ASSOCIATION,

Trustee

INDENTURE

Dated as of October 16, 2013

Debt Securities

Guarantees of Debt Securities

Reconciliation and tie between

Trust Indenture Act of 1939 and Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(1)	608
(a)(2)	608
(b)	609
§311(a)	613
(b)	613
§312(a)	701, 702	(1)
(b)	702
(c)	702
§313(a)	703
(b)(2)	703
(c)	703
(d)	703
§314(a)	704
(c)(1)	102
(c)(2)	102
§315(a)	602
(b)	602, 603
(c)	602
(d)	602
(e)	515
§316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	108

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of October 16, 2013 among MID-AMERICA APARTMENTS, L.P., a limited partnership duly organized and existing under the laws of the State of Tennessee (hereinafter called the “Operating Partnership”), having its principal executive office located at 6584 Poplar Avenue, Memphis, Tennessee 38138, MID-AMERICA APARTMENT COMMUNITIES, INC., a corporation duly organized and existing under the laws of the State of Tennessee and sole general partner of the Operating Partnership (hereinafter called the “Guarantor”), having its principal executive office located at 6584 Poplar Avenue, Memphis, Tennessee 38138; and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee (hereinafter called the “Trustee”).

RECITALS

The Operating Partnership has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the issuance from time to time of its senior unsecured Securities (as defined herein), unlimited as to principal amount and which may be guaranteed by the Guarantor, to bear such fixed or floating rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured Guarantees (as herein defined) in respect of any or all series of Securities issued hereunder.

All things necessary to make this Indenture a valid agreement of the Operating Partnership and the Guarantor, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act (as herein defined), and the rules and regulations of the Commission (as herein defined) promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons (as herein defined), as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.    Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

(6) provisions apply to successive events and transactions;

(7) the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(8) the masculine gender includes the feminine and the neuter; and

(9) references to agreements and other instruments include subsequent amendments and supplements thereto.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act,” when used with respect to any Holders, has the meaning specified in Section 104(1).

“Additional Amounts” means any additional amounts which are required by this Indenture, by the terms of any Security or Guarantee established pursuant to Section 301, under circumstances specified herein or therein, to be paid by the Operating Partnership or the Guarantor, as applicable, in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified herein or therein.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Bankruptcy Code” means Title 11 of the U.S. Code, or any successor thereto, in each case as amended from time to time,

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state, or foreign law for the relief of debtors.

“Bearer Security” means any Security in the form established pursuant to Section 201 which is payable to bearer.

“Benefited Party” has the meaning specified in Section 1601.

“Board of Directors” means:

(i) with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act for such corporation generally or in any particular respect under this Indenture;

(ii) with respect to a partnership, the board of directors (or similar governing body) of a general partner of such partnership or any committee thereof duly authorized to act for such general partner generally or in any particular respect under this Indenture or, if such general partner is a partnership or otherwise does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of an indirect general partner of such partnership or any committee thereof duly authorized to act for such indirect general partner generally or in any particular respect under this Indenture, in each case so long as such direct or indirect general partner, as the case may be, is duly authorized to act, in its capacity as direct or indirect general partner of such partnership, on behalf of such partnership generally or in any particular respect under this Indenture;

(iii) with respect to a limited liability company, the board of directors (or any similar governing body) of such limited liability company or any committee thereof duly authorized to act for such limited liability company generally or in any particular respect under this Indenture, or, if such limited liability company does not have a board of directors (or any similar governing body), the managing member or members of such limited liability company (if a natural person or natural persons) or, if such managing member or members are not natural persons, the board of directors (or similar governing body) of the direct or indirect managing member or members of such limited liability company or any committee thereof duly authorized to act for such direct or indirect managing member or members generally or in any particular respect under this Indenture, in each case so long as such managing member or members, as the case may be, are duly authorized to act, in its or their capacity as managing member or members, as the case may be, of such limited liability company, on behalf of such limited liability company generally or in any particular respect under this Indenture; and

(iv) with respect to any other Person, the board of directors (or similar governing body) of such Person or any committee thereof duly authorized to act for such person generally or in any particular respect under this Indenture.

“Board Resolution” means, when used with respect to the Operating Partnership or the Guarantor, a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Operating Partnership or the Guarantor, respectively, to have been duly adopted by the Board of Directors of the Operating Partnership or the Guarantor, respectively, and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Securities of any series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such Person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means either (A) the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107-1419, or (B) for purposes of Section 1002, “Corporate Trust Office” means the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York at which at any particular time its corporate trust business shall be administered in the Borough of Manhattan, The City of New York, which office at the date of this Indenture is located at U.S. Bank National Association, Corporate Trust EX-NY-Wall, Administrator for Mid-America Apartments, 100 Wall Street, Suite 1600, New York, NY 10005.

“Corporation” includes corporations, companies, partnerships, associations, limited liability companies, and business trusts. The term “corporation” means a corporation and does not include partnerships, companies, associations, limited liability companies or business trusts.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“covenant defeasance” has the meaning specified in Section 402(3).

“Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s, CUSIP Service Bureau.

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (without duplication):

(i)	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)	indebtedness secured by any Lien on any property or assets owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such Person or, if such Person is a Subsidiary of the Operating Partnership, by the Board of Directors of the Operating Partnership) of the property subject to the Lien;

(iii)	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; and

(iv)	any lease of property by such Person as lessee that is or is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on such Person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person of the type referred to in (i), (ii), (iii) or (iv) above (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP.

“Defaulted Interest” has the meaning specified in Section 307.

“Depository” means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as depository by the Operating Partnership in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Equivalent Terms” has the meaning specified in Section 1102.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” and “generally accepted accounting principles” mean such generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis. Except as may otherwise be specified in this Indenture or with respect to any series of Securities pursuant to Section 301, all accounting calculations and determinations pursuant to this Indenture or the terms of any Securities shall be made in accordance with GAAP.

“General Partner” means Mid-America Apartment Communities, Inc., a Tennessee corporation, in its capacity as general partner of the Operating Partnership, or any successor thereto as general partner of the Operating Partnership.

“Global Security” means, unless otherwise provided pursuant to Section 301 with respect to the Securities of any series, a Security in global form which, in the case of a Registered Security, shall be registered in the name of the applicable Depository or its nominee or, in the case of a Bearer Security, shall be held by the applicable Depository or its nominee or custodian, in each case bearing the legend proscribed by Section 203.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Guarantee” and “Guarantees” means, with respect to the Securities of any series that are guaranteed by the Guarantor pursuant to Section 301, (a) the guarantee provided by the Guarantor in respect of the Securities of such series and any Coupons appertaining thereto as set forth in Article Sixteen hereof or as may otherwise be established with respect to the Securities of such series pursuant to Section 301, and (b) the notation of such guarantee, if any, endorsed on any or all of the certificates evidencing such Securities as contemplated by Section 1602. Unless otherwise expressly provided in or pursuant to this Indenture or the context otherwise requires, references in this Indenture to a Guarantee of any Securities shall mean and include the Guarantees described in both clauses (a) and (b) of the immediately preceding sentence, and references in this Indenture to a Guarantee endorsed on any Security or on the certificate evidencing any Security and similar references shall be deemed to mean and refer to a notation of such Guarantee endorsed thereon.

“Guarantee Obligations” has the meaning specified in Section 1601.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor Order” or “Guarantor Request” mean, respectively, a written request or order, as the case may be, signed in the name of the Guarantor by the Chairman, the Chief Executive Officer, the President or a Vice President of the Guarantor and delivered to the Trustee. In any case where the Operating Partnership shall be required to deliver an Operating Partnership Order or Operating Partnership Request in respect of any matter or matters and the Guarantor shall also be required to deliver a Guarantor Order or Guarantor Request in respect of the same matter or matters, it shall not be necessary that the Operating Partnership and the Guarantor deliver separate such orders or requests, as the case may be, but the Operating Partnership and the Guarantor may instead deliver a combined order or request, as the case may be.

“Holder,” in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register and, in the case of any Bearer Security, means the bearer thereof and, in the case of any Coupon, means the bearer thereof.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security and any Coupon appertaining thereto established pursuant to Section 301 and, if applicable, by the terms and provisions of any Guarantees of the Guarantor and any guarantees of any Other Guarantor thereof established pursuant to Sections 301 or 901, as the case may be (as such terms and provisions may be amended pursuant to the applicable provisions hereof), provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee and any Guarantees of the Guarantor or any guarantees of any Other Guarantor thereof established pursuant to Sections 301 or 901, as the case may be, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest,” with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 116.

“legal defeasance” has the meaning specified in Section 402(2).

“Lien” means any mortgage, deed of trust, trust deed, deed to secure debt, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

“mandatory sinking fund payment” has the meaning specified in Section 1201.

“Maturity,” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity or by declaration of acceleration, upon redemption at the option of the Operating Partnership or otherwise, and includes a Redemption Date for such Security.

“New York Banking Day” has the meaning specified in Section 116.

“Non-U.S. Person,” except as otherwise provided in or pursuant to this Indenture or any Security or any Guarantee endorsed on a Security, means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“Office” or “Agency,” with respect to any Securities, means an office or agency of the Operating Partnership maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Operating Partnership maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee (other than for Bearer Securities).

“Officer” and “officer” mean, when used with respect to the Operating Partnership, an officer of the General Partner or, if the General Partner does not have officers, then an officer of an indirect general partner of the Operating Partnership or, when used with respect to any other limited partnership, an officer of a direct or indirect general partner of such limited partnership. References in this Indenture to any officer of the Operating Partnership with a specific title mean an officer of the General Partner with such title or, if the General Partner does not have officers, then an officer of an indirect general partner of the Operating Partnership with such title, and references in this Indenture to any officer of any other limited partnership with a specific title mean an officer of a direct or indirect general partner of such limited partnership with such title.

“Officer’s Certificate,” when used with respect to the Operating Partnership or the Guarantor, means a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President of the Operating Partnership or the Guarantor, respectively, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee. In any case where both the Operating Partnership and the Guarantor shall be required to deliver an Officer’s Certificate in respect of any matter or matters, it shall not be necessary that the Operating Partnership and the Guarantor deliver separate Officer’s Certificates, but the Operating Partnership and the Guarantor may instead deliver a combined Officer’s Certificate covering all or any such matters.

“Operating Partnership” means the Person named as the “Operating Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Operating Partnership” shall mean such successor Person.

“Operating Partnership Request” and “Operating Partnership Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Operating Partnership by the Chairman, the Chief Executive Officer, the President or a Vice President of the Operating Partnership and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Operating Partnership, the General Partner or the Guarantor, or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“optional sinking fund payment” has the meaning specified in Section 1201.

“Original Issue Discount Security” means a Security, other than an Indexed Security, issued pursuant to this Indenture which provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 502.

“Other Guarantor” means, with respect to the Securities of any series (unless otherwise expressly provided pursuant to Section 301 with respect to the Securities of such series), any Person (other than the Guarantor) that, pursuant to Section 301 or a supplemental indenture entered into an accordance with Article Nine hereof, shall be a guarantor of the Securities of such series, and its successors in such capacity. Unless otherwise expressly stated or the context otherwise requires, the term “Other Guarantor,” as used in the definition of “Indenture” in this Section 101 and in Sections 201 and 301, shall also include, with respect to the Securities of any series, any Person that, pursuant to a covenant or other provision of this Indenture, is or may be required to guarantee the Securities of any such series, and its successors in such capacity.

“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a)	any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b)	any such Security for whose payment at the Maturity thereof money in the necessary amount (or, to the extent that such Security is payable at such Maturity in shares of Capital Stock or other securities or property, Capital Stock or such other securities or property in the necessary amount, together with, if applicable, cash in lieu of fractional shares or securities) has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Operating Partnership, the General Partner, the Guarantor or any Other Guarantor, or any Subsidiary or other Affiliate of the Operating Partnership, the General Partner, the Guarantor or any Other Guarantor) in trust or set aside and segregated in trust by the Operating Partnership (if the Operating Partnership shall act as Paying Agent for such Security) for the Holders of such Securities and any Coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)	any such Security with respect to which the Operating Partnership has effected legal defeasance or covenant defeasance pursuant to Section 402, except to the extent provided in Section 402;

(d)	any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Operating Partnership; and

(e)	any such Security converted or exchanged as contemplated by this Indenture into Capital Stock or other securities or property, if the terms of such Security provide for such conversion or exchange pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security or Indexed Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) or (ii), respectively, above) of such Security, and (iv) Securities owned by the Operating Partnership, the General Partner, the Guarantor, any Other Guarantor or any other obligor upon the Securities or any Coupons appertaining thereto or upon any guarantees of the Securities or by any Subsidiary or other Affiliate of the Operating Partnership, the General Partner, the Guarantor, any Other Guarantor or any such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Operating Partnership, the General Partner, the Guarantor, any Other Guarantor or any other obligor upon the Securities or any Coupons appertaining thereto or any guarantees of the Securities or a Subsidiary or other Affiliate of the Operating Partnership, the General Partner, the Guarantor, any Other Guarantor or any such other obligor.

“Paying Agent” means any Person authorized by the Operating Partnership to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security or any Coupon on behalf of the Operating Partnership.

“PDF” has the meaning specified in Section 115.

“Person” and “person” mean any individual, Corporation, joint venture, unincorporated organization, trust or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or any Security to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security or the Security to which a mutilated, destroyed, lost or stolen Coupon appertains.

“Redemption Date,” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as a regular record date for the payment of such interest, whether or not a Business Day.

“Required Currency” has the meaning specified in Section 116.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer or employee of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305(1).

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such Rule is in effect on the date of this Indenture).

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed therefor by the Trustee pursuant to Section 307.

“Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means, with respect to any Person, (1) any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned or controlled, directly or indirectly, at the date of determination by such Person and/or one or more other Subsidiaries of such Person, and (2) any other Person in which such Person and/or one or more other Subsidiaries of such Person, directly or indirectly, at the date of determination, (x) own or control at least a majority of the outstanding equity interests or (y) have the power to elect or direct the election of at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

“Trust Indenture Act” and “TIA” mean the United States Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under and in furtherance of the purpose of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“United States,” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.

“Vice President,” when used with respect to any Person, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “Vice President.”

“Voting Stock” means, with respect to any Person, any class or series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

Section 102.    Compliance Certificates and Opinions.

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Operating Partnership or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Operating Partnership or the Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Operating Partnership or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Operating Partnership, the General Partner or the Guarantor, a governmental official or officers or any other Person or Persons, unless counsel rendering the Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 104.    Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If, but only if, Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of

Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Operating Partnership or the Guarantor, or both, as applicable. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Operating Partnership, the Guarantor and any agent of the Trustee, the Operating Partnership or the Guarantor, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depository that is (or whose nominee is) a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depository’s standing instructions and customary practices.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4) The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Operating Partnership, wherever situated, if such certificate shall be deemed by the Operating Partnership and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Operating Partnership and the Trustee to be satisfactory. The Trustee and the Operating Partnership may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership, principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of holding the same may also be proved in any other manner which the Operating Partnership and the Trustee deem sufficient.

(5) If the Operating Partnership shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Operating Partnership may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the aggregate principal amount of the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(6) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Operating Partnership or the Guarantor in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105.    Notices, etc. to Trustee, Operating Partnership and Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder, the Operating Partnership or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office;

(2) the Operating Partnership by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Operating Partnership addressed to the attention of the Chief Financial Officer of the General Partner, at the address of the Operating Partnership’s principal executive office specified in the first paragraph of this instrument or at any other address furnished in writing to the Trustee by the Operating Partnership for such purpose; or

(3) the Guarantor by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to the attention of its Chief Financial Officer at the address of its principal executive office specified in the first paragraph of this instrument or at any other address furnished in writing to the Trustee by the Guarantor for such purpose.

Section 106.    Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event:

(1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(2) such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published, at the expense of the Operating Partnership, in an Authorized Newspaper in The City of New York and, if such Securities are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Operating Partnership shall advise the Trustee in writing that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication not later than the latest date prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Unless otherwise expressly provided pursuant to Section 301 with respect to the Securities of any series, any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given or provided at time of mailing or publication. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107.    Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Operating Partnership so elects, any published notice may be in an official language of the country of publication.

Section 108.    Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act deemed to be included in this Indenture pursuant to Section 318(c) thereof, the latter provision shall control.

Section 109.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.    Successors and Assigns.

All covenants and agreements in this Indenture by the Operating Partnership and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 111.    Separability Clause.

In case any provision in this Indenture, any Security, any Guarantee endorsed on the certificate evidencing any Security or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 112.    Benefits of Indenture.

Nothing in this Indenture, any Security, any Guarantee endorsed on the certificate evidencing any Security or any Coupon, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.    Governing Law; Waiver of Jury Trial.

This Indenture, the Securities, any Coupons and any Guarantees endorsed on the certificates evidencing the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without regard, to the extent permitted by applicable law, to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401. EACH OF THE OPERATING PARTNERSHIP, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE SECURITIES, ANY COUPONS, ANY GUARANTEES ENDORSED ON THE CERTIFICATES EVIDENCING THE SECURITIES OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 114.    Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security or any Coupon other than a provision in any Security or Coupon or in the Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of any Security that specifically states that such provision shall apply in lieu hereof), payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to such next succeeding Business Day.

Section 115.    Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. To the extent permitted by applicable law, the exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes, and signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 116.    Judgment Currency.

Each of the Operating Partnership and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series or any Coupons appertaining thereto or payable under any Guarantee of any such Securities (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the date on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close. The provisions of this Section 116 shall not be applicable with respect to any payment due on a Security, Coupon or Guarantee which is payable in Dollars.

Section 117.	Extension of Payment Dates.

In the event that (i) the terms of any Security or Coupon appertaining thereto established in or pursuant to this Indenture permit the Operating Partnership or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security or Coupon is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.

Section 118.	Immunity of Partners, Shareholders, Directors, Officers and Agents of the Operating Partnership and the Guarantor.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Guarantee endorsed on the certificate evidencing any Security, or because of any indebtedness evidenced by any Security, shall be had against any past, present or future partner, shareholder, employee, officer or director, solely in their capacity as such, of the Operating Partnership or the Guarantor or of any of the Operating Partnership’s or the Guarantor’s respective predecessors or successors, either directly or through the Operating Partnership or the Guarantor, as applicable, or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities; provided, however, that the forgoing provisions of this paragraph and any corresponding or similar provisions contained in the certificate evidencing any Security or in the Guarantee, if any, endorsed on the certificate evidencing any Security shall not limit any recourse under or upon any obligation, covenant or agreement of the Operating Partnership set forth in this Indenture or in any Securities or any Coupons appertaining thereto, any obligation, covenant or agreement of the Guarantor set forth in this Indenture or any Guarantees endorsed on the certificates evidencing any Securities, or any obligation, covenant or agreement of any Other Guarantor set forth in this Indenture or any guarantees of such Other Guarantor endorsed on the certificates evidencing any Securities, or in each case because of any indebtedness evidenced by any of the foregoing.

ARTICLE TWO

SECURITIES FORMS

Section 201.	Forms Generally.

Each Registered Security, Bearer Security, Coupon and temporary or permanent Global Security issued pursuant to this Indenture and each guarantee, if any, of any Other Guarantor endorsed on the certificate evidencing any Security shall be in the form established by or pursuant to a Board Resolution of the Operating Partnership and set forth in an Officer’s Certificate of the Operating Partnership or established in one or more indentures supplemental hereto, and each Guarantee endorsed on the certificate evidencing any Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution of the Guarantor and set forth in an Officer’s Certificate of the Guarantor or established in one or more indentures supplemental hereto, and in each case shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officer of the Operating Partnership executing such Security or Coupon as evidenced by the execution of such Security or Coupon or by the officer of the Guarantor executing such Guarantee as evidenced by the execution of such Guarantee or by the officer of any such Other Guarantor executing any such guarantee as evidenced by the execution of such guarantee, as the case may be.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without Coupons.

Definitive Securities, definitive Coupons, definitive Guarantees of the Guarantor and definitive guarantees of any Other Guarantors endorsed on the certificate evidencing any Securities shall be printed, lithographed or engraved or produced by any combination of these methods or in any other manner, all as determined by the officer of the Operating Partnership executing such Securities or Coupons, as evidenced by the execution of such Securities or Coupons.

Section 202.    Form of Trustee’s Certificate of Authentication.

Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Section 203.    Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall not be issuable in global form. If Securities of a series shall be issuable in temporary or permanent global form, any such Security may provide that it or any number of such Securities shall represent the aggregate principal amount of all Outstanding Securities of such series (or such lesser principal amount as is permitted by the terms thereof) from time to time endorsed thereon or reflected on the books and records of the Trustee and may also provide that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the principal amount, or any increase or decrease in the principal amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in Section 305 or pursuant to Section 301 with respect to such Security or in the Operating Partnership Order to be delivered pursuant to Section 303 or 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon written instructions given by the Person or Persons specified therein or pursuant to Section 301 with respect to such Security or in the applicable Operating Partnership Order. If an Operating Partnership Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Operating Partnership with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officer’s Certificate of the Operating Partnership and need not be accompanied by an Opinion of Counsel. Notwithstanding the foregoing provisions of this paragraph, in the event a Global Security is exchangeable for definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such series, the Trustee shall deliver and redeliver such Global Security to the extent necessary to effect such exchanges, shall endorse such Global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.

Notwithstanding the provisions of Section 307, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, any premium and interest on, and any Additional Amounts in respect of any Security in temporary or permanent global form, and any payments made pursuant to any Guarantee of such Security, shall be made to the Person or Persons specified in such Security.

Notwithstanding the provisions of Section 308 and except as otherwise provided in the immediately preceding paragraph, the Operating Partnership, the Guarantor and the Trustee and any agent of the Operating Partnership, the Guarantor or the Trustee shall treat as the Holder of the principal amount of Outstanding Securities represented by a Global Security (i) in the case of a Global Security in registered form, the Holder of such Global Security in registered form, or (ii) in the case of a Global Security in bearer form, the Person or Persons specified pursuant to Section 301.

ARTICLE THREE

THE SECURITIES

Section 301.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder and, if the Securities of such series are to be or, upon the occurrence of specified circumstances, may be guaranteed by any Other Guarantor, with respect to the guarantees of such Other Guarantor, there shall be established in or pursuant to one or more Board Resolutions of the Operating Partnership and set forth in an Officer’s Certificate of the Operating Partnership and, if the Securities of such series are to be guaranteed by the Guarantor, in one or more Board Resolutions of the Guarantor and set forth in an Officer’s Certificate of the Guarantor (which, in such case, will be a combined Officer’s Certificate of the Operating Partnership and the Guarantor), or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series:

(1) the title of the Securities of such series;

(2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 905 or 1107, or upon surrender in part of any Security for conversion or exchange into Capital Stock or other securities or property pursuant to its terms), subject to the right of the Operating Partnership (unless otherwise expressly provided with respect to the Securities of such series pursuant to this Section 301), to reopen such series from time to time for the issuance of additional Securities of such series;

(3) whether the Securities of such series will be guaranteed by the Guarantor and/or any other Person or Persons and, if so, the terms of such Guarantee or such other guarantees, in each case, if different from those set forth in Article Sixteen hereof;

(4) if such Securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

(5) if any of such Securities are to be issuable in book-entry form evidenced by one or more Global Securities and, if so, (i) whether all or any of such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such Global Security may exchange such interests for physical Securities of the same series and of like tenor and terms and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) the name of the Depository with respect to any such Global Security and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such Global Security and to give the instructions and take the other actions with respect to such Global Security contemplated by the first paragraph of Section 203;

(6) if any of such Securities are to be issuable as Bearer Securities, the date as of which any such Bearer Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(7) if any of such Securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive Securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

(8) the date or dates on which the principal of and premium, if any, of such Securities will be payable, or the method or methods, if any, by which such date or dates shall be determined;

(9) the right, if any, to extend interest payment periods and the duration of any such deferral period;

(10) the rate or rates, which may be fixed or variable, at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which interest, if any, shall accrue, or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(11) if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Operating Partnership, the Guarantor and, if applicable, any Other Guarantor in respect of such Securities, the Guarantees thereof, if any, by the Guarantor, the guarantees thereof, if any, by any such Other Guarantor, if any, and this Indenture may be served;

(12) whether any of such Securities are to be redeemable at the option of the Operating Partnership and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Operating Partnership;

(13) if the Operating Partnership is obligated to redeem any of such Securities pursuant to any sinking fund or analogous provision and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed;

(14) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof and the denominations in which any of such Securities that are Bearer Securities shall be issuable if other than the denomination of $5,000;

(15) whether the Securities of the series will be convertible into and/or exchangeable for Capital Stock or other securities or property, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(16) if other than 100% of the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or, if applicable, the method by which such portion is to be determined;

(17) if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;

(18) if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Operating Partnership or a Holder thereof or otherwise, in a Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Operating Partnership or a Holder thereof or otherwise, in a Foreign Currency;

(19) whether the amount of payments of principal of, premium, if any, or interest, if any, on or any Additional Amounts, if any, with respect to such Securities will be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(20) any deletions from, modifications of or additions to the Events of Default, covenants of the Operating Partnership, the Guarantor or, if applicable, any Other Guarantor or other terms or provisions of this Indenture with respect to any of such Securities, any Guarantees thereof by the Guarantor or any guarantees thereof by any Other Guarantor, including, without limitation, if applicable, any such additions, modifications, deletions or other terms or provisions to provide for any Other Guarantor or Other Guarantors in addition to or in lieu of the Guarantor (whether or not such deletions, modifications or additions are consistent with the Events of Default, covenants, terms or provisions set forth herein), and if Section 1008 shall be applicable with respect to any such additional covenants;

(21) if any one or more of Section 401 relating to satisfaction and discharge, Section 402(2) relating to legal defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to such Securities, and any covenants or provisions in addition to or other than those specified in Section 402(3) relating to such Securities which shall be subject to covenant defeasance, and, if the Holders of such Securities have the right to convert or exchange such Securities into Capital Stock or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 401 or to legal defeasance or covenant defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four (including any modification which would permit satisfaction and discharge, legal defeasance or covenant defeasance to be effected with respect to less than all of the outstanding Securities of such series) in respect of such Securities;

(22) if any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(23) if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(24) whether and under what circumstances the Operating Partnership will pay Additional Amounts in respect of such Securities or the Guarantor or any Other Guarantor will pay Additional Amounts in respect of the Guarantees, if any, of the Guarantor or the guarantees of any such Other Guarantor, if any, of such Securities to Non-U.S. Persons holding or owning Securities of such series in respect of certain taxes, assessments or other government charges and, if so, whether the Operating Partnership will have the option to redeem such Securities rather than paying (or the Guarantor or any such Other Guarantor, as the case may be, paying) such Additional Amounts (unless otherwise expressly provided with respect to any Securities pursuant to this Section 301, no Additional Amounts will be payable by the Operating Partnership in respect of such Securities or by the Guarantor in respect of its Guarantees, if any, or by any such Other Guarantor in respect of its guarantees, if any, of such Securities);

(25) if there is more than one Trustee, the identity of the Trustee with respect to such Securities and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(26) the Person to whom interest, if any, on any Registered Security of such series shall be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on Regular Record Date or, if applicable, Special Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of such series shall be payable, if other than upon presentation and surrender of the Coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security will be paid if other than in the manner provided in this Indenture; and

(27) any other terms of such Securities or the Guarantees, if any, of the Guarantor or the guarantees of any Other Guarantor, if any, of such Securities and any deletions from or modifications or additions to this Indenture (including, without limitation, deletions from or modifications or additions to Section 902) in respect of such Securities or any such Guarantees of the Guarantor or guarantees of any such Other Guarantor.

All Securities of any one series and all Coupons, if any, appertaining to Bearer Securities of such series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and all guarantees, if any, of any Other Guarantor endorsed on the certificates evidencing the Securities of any such series shall be substantially identical, in each case except as may otherwise be provided by the Operating Partnership in or pursuant to a Board Resolution of the Operating Partnership and set forth in the Officer’s Certificate of the Operating Partnership or in any indenture or indentures supplemental hereto pertaining to such series of Securities. All Guarantees, if any, endorsed on the certificate evidencing the Securities of any one series shall be substantially identical except as may otherwise be provided by the Guarantor in or pursuant to a Board Resolution of the Guarantor and set forth in the Officer’s Certificate of the Guarantor or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon telephonic, electronic or written order of persons designated in the Board Resolution of the Operating Partnership, Officer’s Certificate of the Operating Partnership or supplemental indenture, as the case may be, pertaining to such series of Securities and that such persons are authorized to determine, consistent with such Board Resolution, Officer’s Certificate or supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Board Resolution, Officer’s Certificate or supplemental indenture.

All Securities of any one series need not be issued at the same time and, unless otherwise provided by the Operating Partnership as contemplated by this Section 301, a series may be reopened from time to time without notice to or the consent of any Holders for issuances of additional Securities of such series.

If any of the terms of the Securities of any series and any related Guarantees of the Guarantor or any guarantees of any Other Guarantor are established by action taken by or pursuant to Board Resolutions of the

Operating Partnership or the Guarantor, as the case may be, such Board Resolution(s) shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Operating Partnership, setting forth the terms of the Securities of such series.

Section 302.    Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities and any amounts payable under any Guarantees of the Guarantor or any guarantees of any Other Guarantor (including any Additional Amounts with respect thereto) shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without Coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and Bearer Securities denominated in Dollars shall be issuable in the denomination of $5,000. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 303.    Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Operating Partnership by its Chairman, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries and may (but need not) have the seal of the Operating Partnership or the General Partner or a facsimile thereof reproduced thereon. Coupons shall be executed on behalf of the Operating Partnership by its Chairman, its Chief Executive Officer, its President or any Vice Presidents. The signature of any of these officers on the Securities or any Coupons appertaining thereto may be manual or facsimile.

Securities and any Coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Operating Partnership shall, to the fullest extent permitted by law, bind the Operating Partnership, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or Coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Operating Partnership may deliver Securities, together with any Coupons appertaining thereto, executed by the Operating Partnership, and, if applicable, together with Guarantees endorsed on the certificates evidencing such Securities executed by the Guarantor and, if applicable, together with guarantees endorsed on the certificates evidencing such Securities executed by any Other Guarantors, to the Trustee for authentication and, provided that the Board Resolutions and Officer’s Certificates or supplemental indenture or indentures with respect to such Securities and any Guarantees thereof by the Guarantor or any guarantees by any Other Guarantors thereof referred to in Section 301 and an Operating Partnership Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Operating Partnership Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee of the Guarantor, if any, and the guarantee of any Other Guarantor, if any, endorsed thereon on behalf of the Guarantor or any such Other Guarantor, as the case may be. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities and any Coupons appertaining thereto and any Guarantees, if any, of the Guarantor and the guarantees, if any, of any Other Guarantor thereof, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall deem appropriate:

(a) the form or forms and terms of such Securities and Coupons, if any, and the Guarantees, if any, of the Guarantor and the guarantees, if any, of any Other Guarantor thereof, if any, have been established in conformity with Sections 201 and 301 of this Indenture; and

(b) all conditions precedent set forth in this Indenture to the authentication and delivery of such Securities and Coupons, if any, appertaining thereto and the Guarantees, if any, of the Guarantor and the guarantees, if any, of any Other Guarantor thereof have been complied with and that such Securities, and Coupons, when completed by appropriate insertions (if applicable), duly executed by the Operating Partnership, authenticated by the Trustee and delivered by the Operating Partnership in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, and the Guarantees, if any, of the Guarantor and the guarantees, if any, of any Other Guarantor endorsed on the certificates evidencing such Securities, when duly executed by the Guarantor and any such Other Guarantor, as the case may be, in the manner and subject to any conditions specified in such Opinion of Counsel, will (assuming that the Securities on which such Guarantees and any such other guarantees, as the case may be, are endorsed have been duly authorized, executed and delivered by the Operating Partnership and authenticated by the Trustee) constitute valid and binding obligations of the Guarantor and each such Other Guarantor, as the case may be, enforceable against the Guarantor and each such Other Guarantor, as the case may be, in accordance with their respective terms, except in each case as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as shall be reasonably acceptable to the Trustee.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with such modifications as counsel shall deem appropriate, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Operating Partnership that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Operating Partnership (or, if the Securities of such series are guaranteed by the Guarantor or any Other Guarantor, a joint and several certification by the Operating Partnership and the Guarantor and/or any such Other Guarantor, as the case may be) that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities and the delivery of any Guarantees by the Guarantor and any guarantees by any Other Guarantor endorsed on the certificates evidencing such Securities continue to have been complied with.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Registered Security shall be dated the date of its authentication. Each Bearer Security and any Bearer Security in global form shall be dated as of the date specified in or pursuant to this Indenture.

No Security or Coupon appertaining thereto or Guarantee by the Guarantor or guarantee by any Other Guarantor endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 612 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that the Guarantee, if any, by the Guarantor or guarantee, if any, by any Other Guarantor, if any, endorsed thereon has been duly delivered hereunder. Except as permitted by Section 306 or 307 or as may otherwise be provided in or pursuant to this Indenture, the Trustee shall not authenticate and deliver any Bearer Security unless all Coupons appertaining thereto then matured have been detached and cancelled.

Section 304.    Temporary Securities.

Pending the preparation of definitive Securities, the Operating Partnership may execute and deliver to the Trustee and, upon Operating Partnership Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and terms of the definitive Securities in lieu of which they are issued, in registered form or, if authorized in or pursuant to this Indenture, in bearer form with one or more Coupons or without Coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Operating Partnership executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form and may have temporary Guarantees executed by the Guarantor and temporary guarantees executed by any Other Guarantor endorsed thereon.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Operating Partnership shall cause definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured Coupons appertaining thereto), the Operating Partnership shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions and, if such temporary Securities were guaranteed by the Guarantor or any Other Guarantor, with definitive Guarantees of the Guarantor or definitive guarantees of such Other Guarantor, as the case may be, endorsed thereon and executed by the Guarantor and/or such Other Guarantor, as the case may be; provided, however, that no definitive Bearer Security, except as provided in or pursuant to this Indenture, shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in or pursuant to this Indenture. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Security, until so exchanged the temporary Securities of any series and any Guarantees of the Guarantor and any guarantees of any Other Guarantor endorsed thereon shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and any Guarantees of the Guarantor and any guarantees of any Other Guarantor endorsed thereon.

Section 305.    Registration, Transfer and Exchange.

(1) With respect to the Registered Securities of each series, if any, the Operating Partnership shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Operating Partnership shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the initial Security Registrar for each series of Securities shall be as specified in the last paragraph of Section 1002. The Operating Partnership shall have the right to remove and replace from time to time the Security Registrar for any series of Securities, provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Operating Partnership and shall have accepted such appointment. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Registered Securities are so surrendered for exchange, the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

If provided in or pursuant to this Indenture, with respect to Securities of any series, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered Securities of such series containing identical terms, denominated as authorized in or pursuant to this Indenture and in the same aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any Office or Agency for such series, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Operating Partnership and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Operating Partnership and the Trustee if there is furnished to them such security or indemnity as they may reasonably require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002 or pursuant to Section 301, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such series located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such Office or Agency for such series in exchange for a Registered Security of such series and like tenor and terms after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

If provided in or pursuant to this Indenture with respect to Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided in or pursuant to this Indenture with respect to such series.

Whenever any Securities are surrendered for exchange as contemplated by the immediately preceding two paragraphs, the Operating Partnership shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, the Global Securities of any series shall be exchangeable for definitive certificated Securities of such series only if (i) the Depository for such Global Securities notifies the Operating Partnership that it is unwilling or unable to continue as a Depository for such Global Securities or at any time the Depository for such Global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depository for such Securities shall have been appointed by the Operating Partnership within 90 days of such notification or of the Operating Partnership becoming aware of the Depository’s ceasing to be so registered, as the case may be, (ii) the Operating Partnership, in its sole discretion, determines that the Securities of such series shall no longer be represented by one or more Global Securities and executes and delivers to the Trustee an Operating Partnership Order to the effect that such Global Securities shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to such Securities and the beneficial owners owning at least a majority in aggregate principal amount of the Securities of such series represented by Global Securities of such series advise the applicable Depository to cease acting as depository for such Global Securities.

If the beneficial owners of interests in a Global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Operating Partnership shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Security, executed by the Operating Partnership. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered from time to time by the Depository (or its custodian) as shall be specified in the Operating Partnership Order with respect thereto (which the Operating Partnership agrees to deliver), and in accordance with instructions given to the Trustee and the Depository (which instructions shall be in writing but need not be contained in or accompanied by an Officer’s Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Operating Partnership Order with respect thereto to the Trustee, as the Operating Partnership’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor and terms as the portion of such Global Security to be exchanged, which, in the case of a series of Securities issuable only as Registered Securities, shall be in the form of Registered Securities or, in the case of a series of Securities issuable only as Bearer Securities with or without Coupons, shall be issuable only in the form of Bearer Securities with or without, as the case may be, Coupons or, in the case of Securities of any series which are issuable both as Registered Securities or Bearer Securities with or without Coupons, shall be issuable in the form of Registered Securities or Bearer Securities with or without Coupons, as the case may be, or any combination thereof, and which shall be in such denominations and, in the case of Registered Securities, registered in such names, as shall be specified by the Depository, but subject to the satisfaction of any certification or other requirements to the issuance of Bearer Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date; and provided, further, that (unless otherwise provided in or pursuant to this Indenture) no Bearer Security delivered in exchange for a portion of a Global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such Depository (or its custodian) or such other Depository (or its custodian) referred to above in accordance with the instructions of the Operating Partnership referred to above, and the Trustee shall endorse such Global Security to reflect the decrease in the principal amount thereof resulting from such exchange. If a Registered Security is issued in exchange for any portion of a Global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Operating Partnership evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

If any Security surrendered for registration of transfer or exchange as provided in this Section 305 shall have a Guarantee of the Guarantor or a guarantee of any Other Guarantor endorsed thereon, then the Security or Securities issued upon such transfer or exchange shall have endorsed thereon a Guarantee of the Guarantor or a guarantee of such Other Guarantor, as the case may be, with the same terms and provisions, duly executed by the Guarantor or such Other Guarantor, as the case may be.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Operating Partnership or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Operating Partnership and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, or any conversion or exchange of Securities for Capital Stock or other types of securities or property, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 905 or 1107, or upon surrender in part of any Security for conversion or exchange into Capital Stock or other securities or property pursuant to its terms, in each case not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Operating Partnership shall not be required (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of such series of like tenor and terms under Section 1103 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Registered Security, or portion thereof, so selected for redemption, except in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and terms and of the same series, provided that such Registered Security shall be simultaneously surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture.

Section 306.    Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, subject to the provisions of this Section 306, the Operating Partnership shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Operating Partnership and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless (and, if such Security or the Security to which such Coupon appertains shall have been guaranteed by the Guarantor or any Other Guarantor pursuant to this Indenture, as may be required by the Operating Partnership to hold the Guarantor or such Other Guarantor, as the case may be, and any of their respective agents harmless), then, in the absence of notice to the Operating Partnership, the Guarantor (if such Security is guaranteed by the Guarantor), any Other Guarantor (if such Security is guaranteed by any Other Guarantor) or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Operating Partnership shall execute and, upon the Operating Partnership’s written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains with all appurtenant Coupons not destroyed, lost or stolen, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupon appertains.

Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Operating Partnership in its discretion may, instead of issuing a new Security, pay such Security or Coupon; provided, however, that payment of principal of, any premium or interest on or any Additional Amounts with respect to any Bearer Securities shall, except as otherwise provided in Section 1002 or pursuant to Section 301, be payable only at an Office or Agency for such Securities located outside the United States and, unless otherwise provided in or pursuant to this Indenture, any interest on Bearer Securities and any Additional Amounts with respect to such interest shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Operating Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) connected therewith.

If any mutilated, destroyed, lost or stolen Security had a Guarantee of the Guarantor or guarantee of any Other Guarantor endorsed thereon, then any Security issued pursuant to this Section 306 in exchange or as a replacement for such mutilated, destroyed, lost or stolen Security shall have endorsed thereon a Guarantee of the Guarantor or guarantee of such Other Guarantor, as the case may be, with the same terms and provisions, duly executed by the Guarantor or such Other Guarantor, as the case may be.

Every new Security and any Coupons appertaining thereto and any Guarantees by the Guarantor and any guarantees by any Other Guarantor endorsed thereon issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains, shall constitute a separate obligation of the Operating Partnership or, in the case of any such Guarantees, the Guarantor or, in the case of such other guarantees, the applicable Other Guarantor, as the case may be, whether or not the destroyed, lost or stolen Security and Coupons appertaining thereto or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series and any Coupons, if any, duly issued hereunder and any Guarantees of the Guarantor and any guarantees of any Other Guarantor endorsed thereon.

The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

Section 307.	Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest. Unless otherwise provided in or pursuant to this Indenture, in case a Bearer Security is surrendered in exchange for a Registered Security after the close of business at an Office or Agency for such Security on any Regular Record Date therefor and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date therefor, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest shall not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Operating Partnership, at its election in each case, as provided in clause (1) or (2) below:

(1) The Operating Partnership may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Operating Partnership shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security and the date of the proposed payment, and at the same time the Operating Partnership shall deposit with the Trustee an amount of money in the Currency in which such Registered Security is payable equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Operating Partnership of such Special Record Date and, in the name and at the expense of the Operating Partnership shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Operating Partnership cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security is surrendered at the Office or Agency for such Security in exchange for a Registered Security after the close of business at such Office or Agency on any Special Record Date and before the opening of business at such Office or Agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Defaulted Interest and Defaulted Interest shall not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture; or

(2) The Operating Partnership may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Operating Partnership to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series, at the option of the Operating Partnership, interest on Registered Securities may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee with a bank located in the United States of America; provided that all payments made on a Registered Security in global form that are registered in the name of a Depository or its nominee shall be made by wire transfer of immediately available funds unless otherwise required by such Depository.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.    Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Operating Partnership, the Guarantor, any Other Guarantor of such Security, the Trustee and any agent of the Operating Partnership, the Guarantor, any such Other Guarantor or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Sections 305 and 307) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Operating Partnership, the Guarantor, any such Other Guarantor, the Trustee or any agent of the Operating Partnership, the Guarantor, any such Other Guarantor or the Trustee shall be affected by notice to the contrary.

In the case of any Bearer Security, the Operating Partnership, the Guarantor, any Other Guarantor of such Security, the Trustee and any agent of the Operating Partnership, the Guarantor, any such Other Guarantor or the Trustee may treat the bearer of such Bearer Security or the bearer of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not any payment with respect to such Security or Coupon shall be overdue, and none of the Operating Partnership, the Guarantor, any such Other Guarantor, the Trustee or any agent of the Operating Partnership, the Guarantor, any such Other Guarantor or the Trustee shall be affected by notice to the contrary.

No owner of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Operating Partnership, the Guarantor, any Other Guarantor of such Security, the Trustee and any agent of the Operating Partnership, the Guarantor, any such Other Guarantor or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Operating Partnership, the Guarantor, any such Other Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein shall prevent the Operating Partnership, the Guarantor, any Other Guarantor, the Trustee, any Paying Agent or the Security Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depository, as a Holder, with respect to a Global Security or impair, as between such Depository and the owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the Holder of such Global Security.

Section 309.    Cancellation.

All Securities and Coupons surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be promptly delivered to the Trustee, and any such Securities and Coupons, as well as Securities and Coupons surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Operating Partnership may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Operating Partnership may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities and Coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, unless by an Operating Partnership Order the Operating Partnership directs their return to it.

Section 310.    Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.    CUSIP, Common Code and ISIN Numbers.

The Operating Partnership in issuing the Securities may use “CUSIP,” “Common Code” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP,” “Common Code” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Operating Partnership will promptly notify the Trustee in writing of any change in the “CUSIP,” “Common Code” or ISIN numbers assigned to any of the Securities.

ARTICLE FOUR

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401.    Satisfaction and Discharge.

Unless, pursuant to Section 301, the provisions of this Section 401 shall not be applicable with respect to the Securities of any series, upon the direction of the Operating Partnership by an Operating Partnership Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Operating Partnership Order, any Coupons appertaining thereto and any Guarantees endorsed thereon, and the Trustee, on receipt of an Operating Partnership Order, at the expense of the Operating Partnership, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1) either:

(a) all Securities of such series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (i) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities of such series and maturing after such exchange whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) Coupons appertaining to Securities of such series called for redemption and maturing after the relevant Redemption Date whose surrender has been waived as provided in Section 1106, and (iv) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Operating Partnership, and thereafter repaid to the Operating Partnership or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b) all Securities of such series and, in the case of (i) or (ii) below, if applicable, any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable;

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) if redeemable at the option of the Operating Partnership, are to be called for redemption within one year, under arrangements satisfactory to the Trustee and, without limitation to the foregoing, the Operating Partnership has given the Trustee irrevocable instructions to redeem all Outstanding Securities of such series on a Redemption Date within one year and, unless notice of redemption shall have been previously given to the Holders of the Outstanding Securities of such series as and when required by the terms of the Securities of such series and this Indenture, to give notice of such redemption, in the name, and at the expense of the Operating Partnership, to the Holders of the Outstanding Securities of such series as and when required by the terms of the Securities of such series and this Indenture, and the Operating Partnership, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities and any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation, including (A) the principal of, and any premium and interest on, (B) if the Securities of such series provide for the payment by the Operating Partnership of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Operating Partnership (in the exercise by the Operating Partnership of its reasonable discretion), any such Additional Amounts with respect to, and (C) any mandatory sinking fund or analogous payments on, such Securities and any Coupons appertaining thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Operating Partnership has paid or caused to be paid all other sums payable hereunder by the Operating Partnership with respect to the Outstanding Securities of such series and any Coupons appertaining thereto, including the reasonable fees and expenses of the Trustee; and

(3) the Operating Partnership has delivered to the Trustee an Officer’s Certificate of the Operating Partnership and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to the Securities of such series have been complied with.

In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Operating Partnership to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of the first paragraph of this Section 401, the obligations of the Operating Partnership and the Trustee with respect to the Securities of such series under Sections 304, 305, 306, 403, 404, 405, 1002, 1003 and, if applicable to the Securities of such series, 1004, and any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Operating Partnership to convert or exchange, such Securities into Capital Stock or other securities or property, shall survive such satisfaction and discharge and remain in full force and effect.

In the event that the Operating Partnership effects satisfaction and discharge with respect to any series of Securities that are guaranteed by the Guarantor hereunder, the Guarantor shall be released from its Guarantees of the Securities of such series and any Coupons appertaining thereto and its other obligations under this Indenture with respect to the Securities of such series and any Coupons appertaining thereto, except that the following obligations of the Guarantor under its Guarantees of, and under this Indenture with respect to, the Securities of such series and any Coupons appertaining thereto shall survive such satisfaction and discharge and remain in full force and effect: (1) the Guarantors’ Guarantee of the payments of Additional Amounts, if any, payable by the Operating Partnership in respect of the Securities of such series and any Coupons appertaining thereto, (2) the Guarantor’s Guarantee of all of the Operating Partnership’s other obligations with respect to the Securities of such series and any Coupons appertaining thereto that survive such satisfaction and discharge, (3) the

Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its Guarantee of the Securities of such series and any Coupons appertaining thereto, and (4) the Guarantor’s obligations under this Section 401 and Sections 403, 404 and 405.

Section 402.    Legal Defeasance and Covenant Defeasance.

(1) Unless, pursuant to Section 301, either or both of (i) legal defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any Coupons appertaining thereto, and the Operating Partnership may at its option by Board Resolution, at any time, with respect to the Securities of or within such series and any Coupons appertaining thereto, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities and any Coupons appertaining thereto upon compliance with the conditions set forth below in this Section 402; provided, however, that unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, legal defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected only with respect to all, and not less than all, of the Outstanding Securities of such series. To the extent that the terms of any Security or Coupon appertaining thereto established in or pursuant to this Indenture permit the Operating Partnership or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security or Coupon is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon legal defeasance or covenant defeasance, as the case may be.

(2) Upon the Operating Partnership’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Operating Partnership and the Guarantor shall be deemed to have been discharged from any and all of their respective obligations with respect to such Outstanding Securities of such series, any Coupons appertaining thereto and any Guarantees thereof on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Operating Partnership shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any Coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in subclauses (i) through (iv) of this clause (2), and the Operating Partnership and the Guarantor shall be deemed to have satisfied all of their other respective obligations under such Securities, any Coupons appertaining thereto and any Guarantees thereof and this Indenture insofar as such Securities and any Coupons appertaining thereto and any such Guarantees are concerned (and the Trustee, at the expense of the Operating Partnership, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities and any Coupons appertaining thereto to receive, solely (except as provided in subclause (ii) below and elsewhere in this Section 402) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and Section 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities and any Coupons appertaining thereto when such payments are due, (ii) the obligations of the Operating Partnership and the Trustee with respect to such Securities under Sections 304, 305, 306, 1002, 1003 and, if applicable to the Securities of such series, 1004, and any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Operating Partnership to convert or exchange, such Securities into Capital Stock or other securities or property, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Sections 403, 404 and 405. The Operating Partnership may exercise its option under this clause (2) of this Section 402 notwithstanding the prior exercise of its option under clause (3) of this Section 402 with respect to such Securities and any Coupons appertaining thereto.

(3) Upon the Operating Partnership’s exercise of the above option applicable to this clause (3) of this Section 402 with respect to any Securities of or within a series, each of the Operating Partnership and the Guarantor shall be released from its obligations under clause (ii) of Section 1005 and under Sections 1006 and 1007, and, to the extent specified pursuant to Section 301, any other covenant applicable to such Securities with respect to such Securities and any Coupons appertaining thereto, in each case on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any Coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any Coupons appertaining thereto, each of the Operating Partnership and the Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(10) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and Coupons appertaining thereto shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series and any Coupons appertaining thereto:

(a) The Operating Partnership shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any Coupons appertaining thereto, (1) an amount in Dollars or in such Foreign Currency in which such Securities and any Coupons appertaining thereto are then specified as payable at Stated Maturity or, if such legal defeasance or covenant defeasance is to be effected in compliance with subclause (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities and Coupons appertaining thereto (determined on the basis of the Currency in which such Securities and Coupons appertaining thereto are then specified as payable at Stated Maturity or, if such legal defeasance or covenant defeasance is to be effected in compliance with subclause (f) below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, on such Securities and any Coupons appertaining thereto, money, or (3) a combination thereof, in any case in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of and premium, if any, and interest, if any, on, and, to the extent that such Securities provide for the payment by the Operating Partnership of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Operating Partnership (in the exercise by the Operating Partnership of its reasonable discretion), any Additional Amounts with respect to, such Outstanding Securities and any Coupons appertaining thereto, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any Coupons appertaining thereto, in each case on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any Coupons appertaining thereto, whether at the Stated Maturity, on any applicable Redemption Date or otherwise.

(b) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Operating Partnership or the Guarantor or any of their respective Subsidiaries or, if applicable, any Other Guarantor of the Securities of such series is a party or by which any of them is bound.

(c) No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to such Securities and any Coupons appertaining thereto shall have occurred and be continuing on the date of such deposit, and, solely in the case of legal defeasance under clause (2) of this Section 402, no Event of Default with respect to such Securities and any Coupons appertaining thereto under clause (7) or (8) of Section 501 or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any Coupons appertaining thereto under clause (7) or (8) of Section 501 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to legal defeasance under clause (2) of this Section 402, shall not be deemed satisfied until the expiration of such period).

(d) In the case of legal defeasance pursuant to clause (2) of this Section 402, the Operating Partnership shall have delivered to the Trustee an Opinion of Counsel stating that (x) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law or (y) the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling, in either case to the effect that, and based on that change in law or ruling such Opinion of Counsel shall confirm that, the Holders of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; or, in the case of covenant defeasance pursuant to clause (3) of this Section 402, the Operating Partnership shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e) The Operating Partnership shall have delivered to the Trustee an Officer’s Certificate of the Operating Partnership and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under subclause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such subclause (a), Additional Amounts with respect to, such Securities provided such Securities are redeemed on a particular Redemption Date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem all such Securities on such date and, unless notice of redemption shall have been previously given to the Holders of all of the Outstanding Securities of such series as and when required by the terms of such Securities and this Indenture, to give notice of such redemption to the holders of the Outstanding Securities of such series as and when required by the terms of such Securities and this Indenture.

(g) Notwithstanding any other provisions of this clause (4) of this Section 402, such legal defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Operating Partnership or the Guarantor or, if applicable, any Other Guarantor of the Securities of such series in connection therewith pursuant to Section 301.

The Operating Partnership shall (or, in the case of legal defeasance or covenant defeasance in respect of any Securities that are guaranteed by the Guarantor or any Other Guarantor pursuant to this Indenture, the Operating Partnership and the Guarantor and/or any such Other Guarantor, as applicable, shall jointly and severally) pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any Coupons appertaining thereto.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Operating Partnership from time to time upon Operating Partnership Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

In the event that the Operating Partnership effects legal defeasance (but not covenant defeasance) with respect to any series of Securities that are guaranteed by the Guarantor hereunder, the Guarantor shall be released from its Guarantees of the Securities of such series and any Coupons appertaining thereto and its other obligations under this Indenture with respect to the Securities of such series and any Coupons appertaining thereto, except that the following obligations of the Guarantor under its Guarantees of, and under this Indenture with respect to, the Securities of such series and any Coupons appertaining thereto shall survive such legal defeasance and remain in full force and effect: (1) the Guarantors’ Guarantee of the payment of Additional Amounts, if any, payable by the Operating Partnership in respect of the Securities of such series and any Coupons appertaining, thereto, (2) the Guarantor’s Guarantee of all of the Operating Partnership’s other obligations with respect to the Securities of such series and any Coupons appertaining thereto that survive such legal defeasance, (3) the Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its Guarantee of the Securities of such series and any Coupons appertaining thereto and (4) the Guarantor’s obligations under this Section 402 and Sections 403, 404 and 405.

Section 403.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee appointed pursuant to subclause (4)(a) of Section 402 (collectively for purposes of this Section 403, the “Trustee”)) pursuant to subclause (1)(b) of the first paragraph of Section 401 or subclause (4)(a) of Section 402 in respect of any Outstanding Securities of any series and any Coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any Coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (other than the Operating Partnership, the General Partner, the Guarantor, any Other Guarantor of the Securities of such series or any Subsidiary or Affiliate of the Operating Partnership, the General Partner, the Guarantor or any such Other Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities and any Coupons appertaining thereto of the principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to such Securities and Coupons, but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404.    Reinstatement.

If the Trustee (or other qualifying trustee appointed pursuant to subclause (4)(a) of Section 402) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to subclause (1)(b) of the first paragraph of Section 401 or subclause (4)(a) of Section 402, as the case may be, to pay any principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to the Securities of any series or any Coupons appertaining thereto by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Operating Partnership’s obligations under this Indenture (insofar as such obligations relate to the Securities of such series) and the Securities of such series and any Coupons appertaining thereto and the Guarantor’s obligations under this Indenture (insofar as such obligations relate to the Securities of such series) and its Guarantees, if any, of the Securities of such series or any Coupons appertaining thereto and any Other Guarantor’s obligations under this Indenture (insofar as such obligations relate to the Securities of such series) and its guarantees, if any, of the Securities of such series or any Coupons appertaining thereto shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee)

or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on and Additional Amounts, if any, in respect of the Securities of such series as contemplated by Section 401 or 402, as the case may be, and Section 403; provided, however, that if the Operating Partnership, the Guarantor or, if applicable, any such Other Guarantor makes any payment of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, in respect of the Securities of such series or any Coupons appertaining thereto following the reinstatement of its obligations as aforesaid, the Operating Partnership, the Guarantor or such Other Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities or Coupons, as the case may be, to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

Section 405.    Payments in Foreign Currencies; Conversion Events.

Unless otherwise specified in or pursuant to this Indenture or any Securities pursuant to Section 301, if, after a deposit referred to in subclause (1)(b) of the first paragraph of Section 401 or subclause (4)(a) of Section 402, as the case may be, has been made, (a) the Holder of a Security in respect of which such deposit was made or any Coupon appertaining thereto is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to subclause (1)(b) of the first paragraph of Section 401 or subclause (4)(a) of Section 402, as the case may be, has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to subclause (1)(b) of the first paragraph of Section 401 or subclause (4)(a) of Section 402, as the case may be, has been made, the indebtedness represented by such Security and any Coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, such Security and any such Coupons as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security and any such Coupons into the Currency in which such Security or any such Coupon becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to subclause (a) of this paragraph, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

ARTICLE FIVE

REMEDIES

Section 501.    Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution of the Operating Partnership or Officer’s Certificate of the Operating Partnership establishing the terms of such series pursuant to this Indenture:

(1) default in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any of the Securities of such series or any Coupons appertaining thereto when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any of the Securities of such series when due (whether at Maturity or otherwise and whether payable in cash or in shares of Capital Stock or other securities or property); or

(3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the Securities of such series; or

(4) default in the performance, or breach, of any covenant or warranty of the Operating Partnership or the Guarantor in this Indenture (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series) or in any Security of such series or in any Guarantee endorsed on the certificate evidencing any Security of such series, and continuance of such default or breach (without such default or breach having been waived in accordance with the provisions of this Indenture) for a period of 60 days after there has been given, by registered or certified mail, to the Operating Partnership by the Trustee or to the Operating Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership or the Guarantor (or by any of their respective Subsidiaries, the repayment of which the Operating Partnership or the Guarantor has guaranteed or for which the Operating Partnership or the Guarantor is directly responsible or liable as obligor or guarantor) (in each case including a default with respect to any Outstanding Securities of any other series), whether such indebtedness exists on the date of this Indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after there has been given, by registered or certified mail, to the Operating Partnership by the Trustee or to the Operating Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series written notice specifying such default and requiring the Operating Partnership to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(6) if the Securities of such series are guaranteed by the Guarantor pursuant to this Indenture, the Guarantor’s Guarantee of the Securities of such series ceases for any reason to be in full force and effect (except as contemplated by the terms of this Indenture) or is held in any judicial proceeding before any court of competent jurisdiction to be unenforceable, or the obligations of the Guarantor under its Guarantee of the Securities of such series is denied or disaffirmed in writing by the Guarantor or any Person acting on behalf of the Guarantor; or

(7) the Operating Partnership, the Guarantor, or any of their respective Significant Subsidiaries pursuant to or under or within the meaning of any applicable Bankruptcy Law:

(i) commences a voluntary case or proceeding, or

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it; or

(iii) consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Operating Partnership, the Guarantor or any of their respective Significant Subsidiaries in an involuntary case; or

(ii) appoints a receiver, trustee, assignee, liquidator, custodian or other similar official under any Bankruptcy Law of the Operating Partnership, the Guarantor or any of their respective Significant Subsidiaries or for all or substantially all of the property of the Operating Partnership, the Guarantor or any of their respective Significant Subsidiaries; or

(iii) orders the liquidation of the Operating Partnership, the Guarantor or any of their respective Significant Subsidiaries,

and, in each case in this clause (8) the order or decree remains unstayed and in effect for 90 calendar days; or

(9) if any Securities of such series are convertible into or exchangeable for shares of Capital Stock or other securities or property, default in the delivery of any shares of Capital Stock or any such other securities or property (including cash, if any, payable in lieu of fractional shares of Capital Stock or other securities) when required to be delivered upon such conversion or exchange; or

(10) any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

Without limitation to the provisions of Section 1004, as used in clause (1) of the immediately preceding paragraph and elsewhere in this Article Five, any reference to Additional Amounts payable in respect of any interest on any of the Securities of the applicable series and any Coupons appertaining thereto shall include any Additional Amounts that may be payable by the Guarantor in respect of its Guarantee, if any, of the payment of interest on the Securities of such series and any Coupons appertaining thereto and, as used in clause (2) of the immediately preceding paragraph and elsewhere in this Article Five, any reference to Additional Amounts payable in respect of any principal of or premium, if any, on any of the Securities of the applicable series and any Coupons appertaining thereto shall include any Additional Amounts that may be payable by the Guarantor in respect of its Guarantee, if any, of the payment of the principal of or premium, if any, on the Securities of such series and any Coupons appertaining thereto, mutatis mutandis.

Section 502.    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series (or if the Securities of such series are Original Issue Discount Securities such portion of the principal amount of such Securities as may be provided for in the Securities of such series or, if the Securities of such series are Indexed Securities, such amount as the terms of such Securities may provide shall be due and payable upon acceleration thereof) and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Operating Partnership (and to the Trustee if given by the Holders), and upon any such declaration such principal (or, in the case of any such Original Issue Discount Securities or Indexed Securities, such portion of the principal amount or other amount, as the case may be) and such accrued and unpaid interest shall become immediately due and payable.

At any time after the declaration of acceleration of the Securities of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Operating Partnership and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Operating Partnership (or, if the Securities of such series are guaranteed by the Guarantor pursuant to this Indenture, the Operating Partnership or the Guarantor) has paid or deposited with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Securities of such series established pursuant to Section 301 expressly provide for payment to be made in shares of Capital Stock or such other securities or property, shares of such Capital Stock or such other securities or property, together with any cash payable in lieu of fractional shares or securities, sufficient to pay):

(a) all overdue installments of any interest on any Securities of such series and any Coupons appertaining thereto which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto,

(b) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities,

(c) to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and

(2) all Events of Default with respect to Securities of such series other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been waived as provided in Section 513 or cured.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Operating Partnership covenants that if:

(1) default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security or any Coupon appertaining thereto when such interest or Additional Amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days;

(2) default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any Security at its Maturity; or

(3) default is made in the deposit of any sinking fund payment, if applicable, when due,

the Operating Partnership and, if such Securities are guaranteed by the Guarantor, the Guarantor shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities and any Coupons appertaining thereto, the whole amount of money then due and payable with respect to such Securities and any Coupons appertaining thereto, with interest upon the overdue principal and, to the extent permitted by applicable law, upon any overdue premium and any overdue installments of interest and Additional Amounts at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607.

If the Operating Partnership or, if such Securities are guaranteed by the Guarantor, the Guarantor fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Operating Partnership or any other obligor upon such Securities and any Coupons appertaining thereto and, if such Securities are guaranteed by the Guarantor, against the Guarantor and any other obligor upon the Guarantees of such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Operating Partnership or any other obligor upon such Securities and any Coupons appertaining thereto and, if such Securities are guaranteed by the Guarantor, the property of the Guarantor and any other obligor upon such Guarantees, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any Coupons appertaining thereto and any Guarantees thereof by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or any such Guarantees or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 504.    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Operating Partnership, or any other obligor upon the Securities or, in the case of Securities guaranteed by the Guarantor, relative to the Guarantor or any other obligor upon the Guarantees, or relative to the property of the Operating Partnership, the Guarantor (if applicable) or any such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Operating Partnership or (if applicable) the Guarantor for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and any Coupons appertaining thereto and any Guarantees thereof and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities or any Coupons allowed in such judicial proceeding; and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities or any Coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities or any Coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or any Coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons or any Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or any Coupon or any Guarantees in any such proceeding.

Section 505.    Trustee May Enforce Claims without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or any of the Securities, Coupons or Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities, Coupons or Guarantees endorsed on the certificates evidencing the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security or Coupon in respect of which such judgment has been recovered.

Section 506.    Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities or the Coupons, if any, appertaining thereto, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid upon the Securities and any Coupons for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and Coupons for principal and any premium, interest and Additional Amounts; and

THIRD: The balance, if any, to the Operating Partnership.

Section 507.    Limitations on Suits.

No Holder of any Security of any series or any Coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508.	Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security or Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Sections 305 and 307) interest, if any, on and any Additional Amounts with respect to, such Security or such Coupon, as the case may be, on the respective Stated Maturity or Maturities therefor specified in such Security or Coupon (or, in the case of redemption, on the Redemption Date) and, in the case of any Security which is convertible into or exchangeable for Capital Stock or other securities or property, to convert or exchange, as the case may be, such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, and such right shall not be impaired without the consent of such Holder.

Section 509.    Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or a Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Operating Partnership, the Guarantor, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 510.    Rights and Remedies Cumulative.

To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security or a Coupon is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or Coupon to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security or a Coupon may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 512.    Control by Holders of Securities.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series and any Coupons appertaining thereto and any Guarantees thereof, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series or any Guarantees thereof;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.

Section 513.    Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series and any Coupons appertaining thereto may waive any past default hereunder with respect to such series and its consequences, except:

(1) a default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series or any Coupons appertaining thereto or under any Guarantee of the Securities of such series or any Coupons appertaining thereto;

(2) in the case of any Securities which are convertible into or exchangeable for Capital Stock or other securities or property, a default in any such conversion or exchange; or

(3) a default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.    Waiver of Usury, Stay or Extension Laws.

Each of the Operating Partnership and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Operating Partnership from paying all or any portion of the principal of or premium, if any, or interest, if any on or Additional Amounts, if any, with respect to any Securities as contemplated herein and therein or any Coupons appertaining thereto, or which would prohibit or forgive the Guarantor from paying all or any amounts due under any of its Guarantees (including, without limitation, Additional Amounts, if any) thereof or which may affect the covenants or the performance of this Indenture or the Securities or any Coupons appertaining thereto or Guarantees thereof; and each of the Operating Partnership and the Guarantor (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right, if any, to convert or exchange any Security into Capital Stock or other securities or property in accordance with its terms.

ARTICLE SIX

THE TRUSTEE

Section 601.    Duties of Trustee.

Subject to Section 315(a) through 315(d) of the Trust Indenture Act:

(1) if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs,

(2) except during the continuance of an Event of Default:

(a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(b) in the absence of bad faith, negligence or willful misconduct on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, but need not verify the contents thereof; provided, however, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein),

(3) the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) this clause does not limit the effect of paragraph (2) of this Section;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512,

(4) whether therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 601 and Section 602, and

(5) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Operating Partnership, and money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or as otherwise provided in or pursuant to this Indenture.

Section 602.    Certain Rights of Trustee.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1) any request or direction of the Operating Partnership or the Guarantor mentioned herein shall be sufficiently evidenced by an Operating Partnership Request or an Operating Partnership Order (in each case, other than delivery of any Security, together with any Coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) or by a Guarantor Request or Guarantor Order, as the case may be, and any resolution of any Board of Directors of the Operating Partnership or the Guarantor may be sufficiently evidenced by a Board Resolution of the Operating Partnership or the Guarantor, as the case may be;

(2) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith, negligence or willful misconduct on its part, rely upon an Officer’s Certificate of the Operating Partnership;

(3) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(4) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series or any Coupons appertaining thereto pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(5) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Operating Partnership and the Guarantor, personally or by agent or attorney; and

(6) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 603.    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 703(3), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts, if any, or any sinking fund installment, if any, with respect to, any Security of such series or any Guarantee thereof or in the conversion or exchange of any Security of such series into Capital Stock or other securities or property in accordance with its terms, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities and Coupons of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) or Section 501(10) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 604.    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any Coupons and in any Guarantees endorsed on the certificates evidencing any Securities shall be taken as the statements of the Operating Partnership or the Guarantor, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, the Coupons or any Guarantees endorsed on the certificates evidencing any Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Operating Partnership are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Operating Partnership of the Securities or the proceeds thereof.

Section 605.    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Operating Partnership or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Operating Partnership and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 606.    Money Held in Trust.

Except as provided in Section 403 and Section 1003, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Operating Partnership.

Section 607.    Compensation and Reimbursement.

The Operating Partnership agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall, to the maximum extent permitted by applicable law, not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, bad faith or willful misconduct; and

(3) to indemnify the Trustee, its directors, officers, employees and its agents for, and to hold them harmless against, any loss, claim, damage, liability or reasonable expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with this Indenture or the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, claim, damage, liability or expense was due to the Trustee’s negligence, bad faith or willful misconduct.

As security for the performance of the obligations of the Operating Partnership under this Section, the Trustee shall have a Lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on or any Additional Amounts with respect to Securities or any Coupons appertaining thereto or pursuant to any Guarantees.

Any compensation or expense incurred by the Trustee after a default specified by Section 501(7) or (8) is intended to constitute an expense of administration under any then applicable Bankruptcy Laws. “Trustee” for purposes of this Section 607 shall include any predecessor Trustee but the negligence, bad faith or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 607. The provisions of this Section 607 shall, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination pursuant to any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 608.    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609.    Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 610.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Operating Partnership. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Operating Partnership, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Operating Partnership.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Operating Partnership or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months;

(b) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Operating Partnership or any such Holder; or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Operating Partnership, by or pursuant to a Board Resolution of the Operating Partnership, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Operating Partnership, by or pursuant to a Board Resolution of the Operating Partnership, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 610. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Operating Partnership and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Operating Partnership. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Operating Partnership or the Holders of Securities and accepted appointment in the manner required by Section 610, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Operating Partnership shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Securities of such series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 610.    Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Operating Partnership, the Guarantor, any Other Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Operating Partnership or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 607.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Operating Partnership, the Guarantor, any Other Guarantor, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on written request of the Operating Partnership or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 607.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Operating Partnership, the Guarantor and any Other Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 611.    Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such Corporation shall otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 612.    Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Operating Partnership with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, partial conversion or exchange for Capital Stock or other securities or property, or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Operating Partnership. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Operating Partnership and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Operating Partnership. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Operating Partnership. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Operating Partnership and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

The provisions of Sections 308, 604 and 605 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
As Trustee
By: [NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Operating Partnership wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer’s Certificate of the Operating Partnership), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Operating Partnership with respect to such series of Securities.

Section 613.    Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE, OPERATING PARTNERSHIP AND

GUARANTOR

Section 701.    Operating Partnership to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Operating Partnership shall furnish or cause to be furnished to the Trustee

(1) semi-annually with respect to Securities of each series not later than March 31 and September 31 of each year or upon such other dates as are set forth in or pursuant to the Board Resolution of the Operating Partnership or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date; and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Operating Partnership of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 702.    Preservation of Information; Communications to Holders.

(1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar or Paying Agent. The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

(2) Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Operating Partnership, the Guarantor and the Trustee that none of the Operating Partnership, the Guarantor, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 703.    Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit to Holders a brief report dated as of such May 15 with respect to any of the events specified in said Sections 313(a) and 313(b)(2) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2) The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 704.    Reports by the Operating Partnership and the Guarantor.

Each of the Operating Partnership and the Guarantor, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 15 days after the Operating Partnership or the Guarantor, as applicable, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Operating Partnership or the Guarantor, as applicable, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Operating Partnership or the Guarantor, as applicable, is not required to file information, documents or reports pursuant to either of said Sections, then the Operating Partnership or the Guarantor, as applicable, shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Operating Partnership or the Guarantor, as applicable, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit to Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Operating Partnership or the Guarantor, as applicable, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER AND SALES

Section 801.    Operating Partnership May Consolidate, Etc., Only on Certain Terms.

The Operating Partnership shall not, in any transaction or series of related transactions, consolidate or merge with or into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person unless:

(1) either (A) in the case of a merger, the Operating Partnership shall be the continuing Person, or (B) (i) the successor Person (if other than the Operating Partnership) formed by or resulting from such consolidation or into which the Operating Partnership is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, in form and substance reasonably satisfactory to the Trustee, executed by such successor Person and the other parties to this Indenture and delivered to the Trustee, expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on, and all Additional Amounts, if any, payable in respect of, all of the Outstanding Securities and any Coupons appertaining thereto and the due and punctual performance and observance of every other obligation in this Indenture and the Outstanding Securities and any Coupons appertaining thereto on the part of the Operating Partnership to be performed or observed, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible into or exchangeable for Capital Stock or other securities or property and (ii) in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving the Operating Partnership, unless the Guarantor has become the successor Person and has assumed the Operating Partnership’s obligations under the Outstanding Securities and this Indenture as described above, the Guarantor shall, in such supplemental indenture, expressly agree that its obligations under its Guarantees, if any, of the Outstanding Securities and any Coupons appertaining thereto and all of its other obligations under this Indenture and the Guarantees, if any, endorsed on the certificates evidencing any Outstanding Securities and any Coupons appertaining thereto shall remain in full force and effect notwithstanding such transaction;

(2) immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt or guarantee which becomes an obligation of the Operating Partnership or any of its Subsidiaries as a result of such transaction as having been incurred by the Operating Partnership or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) the Operating Partnership and the Guarantor shall have delivered to the Trustee an Officer’s Certificate of the Operating Partnership and an Officer’s Certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, any Subsidiary of the Operating Partnership may consolidate with, merge into or transfer all or part of its assets or properties to the Operating Partnership so long as such transaction complies with the provisions set forth in clauses (1) and (2) of the immediately preceding paragraph and, in case of any such consolidation or merger, the Operating Partnership is the continuing or successor Person, and neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 802.    Guarantor May Consolidate, Etc., Only on Certain Terms.

The Guarantor shall not, in any transaction or series of related transactions, consolidate or merge with or into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person unless:

(1) either (A) in the case of a merger, the Guarantor shall be the continuing Person, or (B) the successor Person (if other than the Guarantor) formed by or resulting from such consolidation or into which the Guarantor is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Guarantor is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, in form and substance reasonably satisfactory to the Trustee, executed by such successor Person and the other parties to this Indenture and delivered to the Trustee, expressly assume the due and punctual payment of all amounts (including, without limitation, Additional Amounts, if any) payable under the Guarantees, if any, of the Outstanding Securities and any Coupons appertaining thereto and the due and punctual performance and observance of every other obligation in this Indenture and the Guarantees, if any, endorsed on the certificates evidencing any Outstanding Securities, on the part of the Guarantor to be performed or observed;

(2) immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt or guarantee which becomes an obligation of the Operating Partnership or any of its Subsidiaries as a result of such transaction as having been incurred by the Operating Partnership or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) the Operating Partnership and the Guarantor shall have delivered to the Trustee an Officer’s Certificate of the Operating Partnership and an Officer’s Certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 803.    Successor Person Substituted for Operating Partnership or Guarantor.

Upon any consolidation by the Operating Partnership or the Guarantor with or merger of the Operating Partnership or the Guarantor into any Person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership or the Guarantor to any Person in accordance with Section 801 or 802, as the case may be, the successor Person formed by or resulting from such consolidation or into which the Operating Partnership or the Guarantor, as the case may be, is merged or to which such sale, lease, assignment, transfer or other conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Operating Partnership or the Guarantor, as the case may be, herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and, in the case of the Operating Partnership, the Outstanding Securities and any Coupons appertaining thereto or, in the case of the Guarantor, its Guarantees, if any, of the Outstanding Securities and any Coupons appertaining thereto.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.    Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities or Coupons, the Operating Partnership (when authorized by or pursuant to a Board Resolution), the Guarantor (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto to amend or modify the provisions of this Indenture or the Securities of any series appertaining thereto or any Guarantees of the Securities of such series for any of the following purposes:

(1) to evidence the succession of another Person to the Operating Partnership or the Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Operating Partnership or the Guarantor, as the case may be, contained herein and, in the case of a successor to the Operating Partnership, the Securities and Coupons or, in the case of a successor to the Guarantor, its Guarantees endorsed on the Securities; and, if any such successor to the Operating Partnership is not a limited partnership or any such successor to the Guarantor is not a corporation, to make such changes in phraseology but not substance (provided that no such change shall adversely affect the interests of the Holders of Securities of any series then Outstanding or any Coupons appertaining thereto) as may be necessary or appropriate to accommodate such change in type of entity; or

(2) to add to the covenants of the Operating Partnership or the Guarantor for the benefit of the Holders of all or any series of Securities (as shall be specified in any such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Operating Partnership or the Guarantor with respect to all or any series of Securities (as shall be specified in such supplemental indenture or indentures or indentures); or

(3) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in any such supplemental indenture or indentures), provided, however, that in respect of any such additional Events of Default, any such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may limit the right of Holders of a majority in aggregate principal amount of any series of Securities to which such additional Events of Default apply to waive such default; or

(4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any Additional Amounts with respect to any Securities, Coupons or Guarantees, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be exchanged for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated or global form, provided any such action shall not adversely affect the interests of the Holders of Securities of any series or any Coupons appertaining thereto; or

(5) to establish the form or terms of Securities of any series, any Guarantees thereof and any Coupons appertaining thereto as permitted by Sections 201 and 301, including, without limitation, any conversion or exchange provisions applicable to Securities which are convertible into or exchangeable for Capital Stock or other securities or property, and any deletions from or additions or changes to this Indenture in connection therewith, including, without limitation, any deletions from or additions or changes to Section 902 (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or

(6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610; or

(7) to cure any ambiguity or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding or any Coupons appertaining thereto in any material respect; or

(8) to make any change necessary to comply with the Trust Indenture Act; or

(9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the legal defeasance, covenant defeasance or satisfaction and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of a Security of such series and any Coupons appertaining thereto or any other Security or Coupon in any material respect; or

(10) to secure the Securities of all or any series or to add guarantees or additional guarantees or one or more guarantors or additional guarantors (which may include, without limitation, Subsidiaries of the Operating Partnership or the Guarantor) for the benefit of the Securities of all or any series and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes to this Indenture and/or the Guarantees and any other guarantees endorsed on the Securities of all or any applicable series to accommodate or provide for any such guarantees and/or guarantors of the Securities of such series, which changes may include, without limitation, changes to provide that any of the guarantees of the Securities of any series and any such additional guarantees shall be joint and several, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and to provide for the circumstances under which such guarantors shall be released from their respective obligations under such guarantees and this Indenture; or

(11) to evidence the release of the Guarantor from its Guarantee, if any, of the Securities of any series and any Coupons appertaining thereto and its obligations under this Indenture with respect to the Securities of such series, in accordance with the provisions of this Indenture; or

(12) to amend or supplement any provision contained herein or in any supplemental indenture or in any Securities or any Guarantees endorsed on the certificates evidencing any Securities, including, without limitation, to eliminate any such provision (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures), provided that such amendment or supplement does not apply to any Outstanding Security (or to any Guarantee endorsed on the certificates evidencing such Security) issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision; or

(13) to provide the Holders of any series of Securities with the right to convert such Securities into or exchange such Securities for Capital Stock or other securities or property and, in the case of any series of Securities which are convertible into or exchangeable for Capital Stock or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or other change in any Capital Stock or other securities or property into which such Securities are convertible or for which such Securities are exchangeable or any merger, consolidation, statutory share exchange or combination involving the issuer of such Capital Stock or other securities with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the assets of the issuer of such Capital Stock or other securities to any other Person or other similar transactions, if expressly required by the terms of such series of Securities established pursuant to Section 301; or

(14) to conform the terms of the Indenture (insofar as it applies to the Securities of any series), the Securities of a series or the Guarantees, if any, of the Securities of any series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or similar offering document used in connection with the initial offering and sale of such Securities to investors in a public or private offering, as evidenced by an Officer’s Certificate of the Operating Partnership delivered to the Trustee.

Section 902.    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture by Act of said Holders delivered to the Operating Partnership and the Trustee, the Operating Partnership (when authorized by or pursuant to a Board Resolution), the Guarantor (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or any Guarantees of the Securities of any series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(1) change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate of interest thereon (or modify the calculation of such interest except in a manner that increases such rate of interest), or reduce the amount payable upon redemption thereof at the option of the Operating Partnership, or reduce the amount or change the time for payment of any amount payable under any Guarantee, or reduce any Additional Amounts payable with respect to any Security or Guarantee, or change the obligation, if any, of the Operating Partnership or the Guarantor to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 803), or reduce the amount of the principal of any Original Issue Discount Security or modify the calculation of the amount (except in a manner that increases the amount) of any Indexed Security that would be due and payable at the Stated Maturity thereof or upon redemption thereof at the option of the Operating Partnership or that would be due and payable upon an acceleration of the Stated Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or change the Place of Payment where or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security or Guarantee is payable, or impair any Holder’s right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) in each case as such Stated Maturity or Redemption Date may be extended in accordance with the terms of such Security or any Coupon appertaining thereto, or in the case of any Security which is convertible into or exchangeable for Capital Stock or other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms; or

(2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 513 or Section 1008 of this Indenture, or reduce the requirements of Section 1504 for quorum or voting; or

(3) modify or affect the Guarantor’s Guarantee of any Security or any Coupon appertaining thereto in any manner adverse to the Holder of such Security or Coupon or release the Guarantor from any of its obligations under any such Guarantee (except in accordance with the applicable provisions of this Indenture); or

(4) modify any of the provisions of this Section, Section 513 or Section 1008 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(5) make any change that adversely affects the right, if any, to convert or exchange any Security for Capital Stock or other securities or property in accordance with its terms.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Operating Partnership and the Guarantor shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.    Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Officer’s Certificate of each of the Operating Partnership and the Guarantor and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, each of the Operating Partnership and the Guarantor, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder and of any Coupon appertaining thereto or Guarantee thereof shall be bound thereby.

Section 905.    Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Operating Partnership shall so determine, new Securities of any series, together with new Coupons appertaining thereto, if any, and new Guarantees endorsed thereon, if any, in each case so modified as to conform, in the opinion of the Trustee and the Operating Partnership (in the case of such Securities and any such Coupons) or the Guarantor (in the case of any such Guarantees), to any such supplemental indenture may be prepared by the Operating Partnership and executed (in the case of any such Securities and Coupons) by the Operating Partnership and executed (in the case of any such Guarantees endorsed on such Securities) by the Guarantor and such Securities may be authenticated and delivered by the Trustee, upon Operating Partnership Order, in exchange for Outstanding Securities of such series, including any Coupons appertaining thereto and Guarantees endorsed thereon.

Section 906.    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE TEN

COVENANTS

Section 1001.    Payment of Principal, Premium, Interest and Additional Amounts.

The Operating Partnership covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to, the Securities of such series, whether payable in cash, shares of Capital Stock or other securities or property, in accordance with the terms thereof, any Coupons appertaining thereto and this Indenture. Any interest due on any Bearer Security on or before the Maturity thereof, and any Additional Amounts payable with respect to such interest, shall be payable only upon presentation and surrender of the Coupons appertaining thereto for such interest as they severally mature.

Section 1002.    Maintenance of Office or Agency.

The Operating Partnership shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Operating Partnership and the Guarantor in respect of the Securities of such series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Operating Partnership shall maintain, subject to any laws or regulations applicable thereto, an Office or Agency in a Place of Payment for such series which is located outside the United States where Securities of such series and any

Coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on the London Stock Exchange or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Operating Partnership shall maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Operating Partnership will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Operating Partnership shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment at the place specified for the purpose with respect to such Securities as provided in or pursuant to this Indenture, and the Operating Partnership hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Except as otherwise provided in or pursuant to this Indenture, no payment of principal, premium, interest or Additional Amounts with respect to Bearer Securities (including, without limitation, pursuant to any Guarantee thereof) shall be made at any Office or Agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, if amounts owing with respect to any Bearer Securities shall be payable in Dollars, payment of principal of, any premium or interest on and any Additional Amounts with respect to any such Security may be made at the Corporate Trust Office of the Trustee or any Office or Agency designated by the Operating Partnership in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium, interest or Additional Amounts at all offices outside the United States maintained for such purpose by the Operating Partnership in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Operating Partnership may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Operating Partnership of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Operating Partnership shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Unless otherwise provided in or pursuant to this Indenture with respect to the Securities of any series, the Operating Partnership hereby designates the Borough of Manhattan, The City of New York as a Place of Payment for each series of Securities, initially appoints the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York as the Operating Partnership’s Office or Agency in the Borough of Manhattan, The City of New York for such purpose and initially appoints the Trustee as the Security Registrar for each series of Securities and, if the Securities of any series are convertible into or exchangeable for Capital Stock or other securities or property, initially appoints the Trustee as conversion or exchange agent, as the case may be, for the Securities of such series. The Operating Partnership may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York and, as provided in Section 305, may remove and replace from time to time the Security Registrar.

Section 1003.    Money for Securities Payments to Be Held in Trust.

If the Operating Partnership shall at any time act as Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on, or any Additional Amounts with respect to, any of the Securities of such series or any Additional Amounts payable with respect to any Guarantees of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act. Anything herein to the contrary notwithstanding, unless otherwise expressly provided pursuant to Section 301 with respect to the Securities of any series, neither the Guarantor nor the General Partner shall be entitled to act as Paying Agent with respect to the Securities of any series.

Whenever the Operating Partnership shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Securities of such series or any Additional Amounts payable with respect to any Guarantees of such Securities, deposit with any Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay the principal, premium, interest and Additional Amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Operating Partnership will promptly notify the Trustee of its action or failure so to act.

The Operating Partnership shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, Securities of such series and any Additional Amounts payable with respect to any Guarantees of such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee written notice of any default by the Operating Partnership or the Guarantor (or any other obligor upon the Securities of such series) in the making of any payment of principal of, any premium or interest on, or any Additional Amounts with respect to, the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

To the extent that the terms of any Securities established pursuant to Section 301 provide that any principal of, or premium or interest, if any, on, or any Additional Amounts with respect to, any such Securities is or may be payable in Capital Stock or other securities or property, then the provisions of this Section 1003 shall apply, mutatis mutandis, to such Capital Stock or other securities or property.

The Operating Partnership may at any time, for the purpose of effecting satisfaction and discharge of this Indenture with respect to the Securities of any series or legal defeasance or covenant defeasance with respect to the Securities of any series or for any other purpose, pay, or by Operating Partnership Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Operating Partnership or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Operating Partnership or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Operating Partnership, in trust for the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of any series or any Coupon appertaining thereto or Guarantee thereof and remaining unclaimed for two years after such principal, premium, interest or Additional Amounts shall have become due and payable shall be paid to the Operating Partnership on Operating Partnership Request, or (if then held by the Operating Partnership) shall be discharged from such trust; and the Holder of such Security or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Operating Partnership and, if such Security shall have been guaranteed by the Guarantor pursuant to this Indenture, the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Operating Partnership as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, not later than 30 days after the Operating Partnership’s request for such repayment, at the expense of the Operating Partnership cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be earlier than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Operating Partnership.

Section 1004.    Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts by the Operating Partnership, the Operating Partnership agrees to pay to the Holder of any such Securities or any Coupon appertaining thereto Additional Amounts as provided in or pursuant to this Indenture or such Securities; and if the Guarantees of the Securities of a series provide for the payment of Additional Amounts by the Guarantor, the Guarantor agrees to pay to the Holder of any such Securities or any Coupon appertaining thereto Additional Amounts as provided in or pursuant to this Indenture or such Guarantees. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or any Coupon, or there is referenced, in any context, the payment of any amount under or in respect of a Guarantee of any Security of any series or any Coupons appertaining thereto, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series or by the terms of the Guarantees of such series, as the case may be, established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of any series or in the Guarantees, if any, of any Securities, if the Securities of a series or any Guarantees thereof provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Operating Partnership shall furnish to the Trustee and the Paying Agent or Paying Agents, if other than the Trustee, an Officer’s Certificate of the Operating Partnership and, if any Guarantees of such Securities provide for the payment of Additional Amounts, an Officer’s Certificate of the Guarantor instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest, if any, on the Securities of such series or any amounts payable under the Guarantees of such Securities shall be made to Holders of Securities of such series or the Coupons appertaining thereto who are Non-U.S. Persons without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities or Guarantees of such series or pursuant to Section 301 with respect to the Securities of such series or such Guarantees. If any such withholding or deduction shall be required, then each such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on or deducted from such payments to such Holders of Securities or Coupons, and the Operating Partnership and the Guarantor agree to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities or such Guarantees, respectively. The Operating Partnership and the Guarantor covenant, jointly and severally, to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense, reasonably incurred without negligence, willful misconduct or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section. Nothing in this Section 1004 or elsewhere in this Indenture shall limit the obligation of the Operating Partnership to pay Additional Amounts with respect to the Securities of any series pursuant to the terms, if any, established pursuant to Section 301 with respect to the Securities of such series or the obligation of the Guarantor to pay Additional Amounts under the Guarantees of such Securities pursuant to the terms, if any, established pursuant to Section 301 with respect to such Guarantees.

Section 1005.    Existence.

Except as permitted under Article Eight, each of the Operating Partnership and the Guarantor shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence (corporate, partnership or other, as the case may be) and (ii) to preserve and keep in full force and effect its rights (under its charter, partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that neither the Operating Partnership nor the Guarantor shall be required to preserve any such right, license or franchise if the Board of Directors of the Operating Partnership or the Board of Directors of the Guarantor, as the case may be, determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership or the Guarantor, as the case may be.

Section 1006.    Maintenance of Properties.

Each of the Operating Partnership and the Guarantor will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and each of the Operating Partnership and the Guarantor may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in this Section 1006 to the contrary, the Operating Partnership and the Guarantor may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Operating Partnership and the Guarantor, desirable in the conduct of its business or the business of any Subsidiary of the Operating Partnership and not disadvantageous in any material respect to the Holders of any Securities Outstanding under this Indenture, (ii) remove, or cause their respective Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on the Operating Partnership’s or the Guarantor’s, as the case may be, reasonable judgment that such removal is in the best interest of the Operating Partnership or the Guarantor, as the case may be, or (iii) sell or otherwise dispose of, or cause their respective Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Section 1007.    Insurance.

Each of the Operating Partnership and the Guarantor will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which the Operating Partnership, the Guarantor and their respective Subsidiaries do business in accordance with prevailing market conditions and availability.

Section 1008.    Waiver of Certain Covenants.

The Operating Partnership and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in clause (ii) of Section 1005 and Sections 1006 and 1007, with respect to the Securities of any series and, if expressly provided pursuant to Section 301, any additional covenants applicable to the Securities of such series if, before the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Operating Partnership and the Guarantor, as applicable and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1009.    Operating Partnership and Guarantor Statement as to Compliance.

Each of the Operating Partnership and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Operating Partnership or the Guarantor, as applicable, stating whether or not, to the best of his or her knowledge, the Operating Partnership or the Guarantor, as applicable, is in compliance with all terms, conditions, covenants and other provisions of this Indenture, the Securities, any Coupons and any Guarantees (without regard to notice requirements or periods of grace) and if the Operating Partnership or the Guarantor, as applicable, shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 1010.    Calculation of Original Issue Discount.

So long as there is any Outstanding Original Issue Discount Security, the Operating Partnership shall file with the Trustee promptly at the end of each calendar year (i) an Officer’s Certificate of the Operating Partnership specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.    Applicability of Article.

Redemption of Securities of any series at the option of the Operating Partnership as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.

Section 1102.    Election to Redeem; Notice to Trustee.

The election of the Operating Partnership to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Operating Partnership of less than all of the Securities of any series, the Operating Partnership shall, at least 45 days prior to the Redemption Date fixed by the Operating Partnership (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, in the event that the Operating Partnership shall determine that the Securities of any series to be redeemed shall be selected from Securities of such series having the same issue date, interest rate or interest rate formula, Stated Maturity and other terms (the “Equivalent Terms”), the Operating Partnership shall notify the Trustee of such Equivalent Terms.

In the case of any redemption of Securities (A) prior to the expiration of any restriction or limitation on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (B) pursuant to an election of the Operating Partnership which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Operating Partnership shall furnish to the Trustee an Officer’s Certificate of the Operating Partnership evidencing compliance with such restriction or condition.

Section 1103.    Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, as the case may be, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series or from the Outstanding Securities of such series with Equivalent Terms, as the case may be, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and, in the case of the Securities of any series issued in global form, in accordance with the Depository’s procedures, and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that, in the case of any such partial redemption, the unredeemed portion of the principal amount of any Security being redeemed in part must be an authorized denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Operating Partnership and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted into or exchanged for Capital Stock or other securities or property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 1104.    Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a different period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;

(4) that, in case any Security is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 1106), and, if applicable, that interest thereon shall cease to accrue on and after said date;

(6) the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto;

(7) that the redemption is for a sinking fund, if such is the case;

(8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Operating Partnership, the Trustee and any Paying Agent is furnished;

(9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Operating Partnership, on which such exchanges may be made;

(10) in the case of Securities of any series that are convertible or exchangeable into Capital Stock or other securities or property, the then current conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate, as applicable, and the place or places where and the Persons to whom such Securities may be surrendered for conversion or exchange;

(11) the CUSIP number, Common Code and ISIN number, if any, of such Securities, if any (or any other numbers used by a Depository to identify such Securities); and

(12) if the Redemption Price or any portion thereof shall be payable, at the option of the Operating Partnership or any Holders, in cash, Capital Stock or other securities or property (or a combination thereof), a statement as to whether the Operating Partnership has elected to pay the Redemption Price in cash, Capital Stock or other securities or property (or a combination thereof) and, if applicable, the portion of the Redemption Price that is to be paid in cash, Capital Stock and/or other securities or property.

A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Operating Partnership shall be given by the Operating Partnership or, at the Operating Partnership’s request, by the Trustee in the name and at the expense of the Operating Partnership.

Section 1105.    Deposit of Redemption Price.

On or prior to 11:00 a.m. (local time in New York City) on any Redemption Date, the Operating Partnership shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Operating Partnership, is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and any accrued interest on and Additional Amounts with respect to, all such Securities or portions thereof which are to be redeemed on that date, except that, if the Securities of such series are convertible or exchangeable into Capital Stock or other securities or property, no such deposit shall be required with respect to any such Securities (or portions thereof) which have been converted or exchanged prior to such Redemption Date.

Section 1106.    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed (except, in the case of Securities which are convertible or exchangeable into Capital Stock or other securities or property, any such Securities which shall have been so converted or exchanged prior to the applicable Redemption Date) shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise provided with respect to the Securities of such series pursuant to Section 301) accrued and unpaid interest, if any, thereon and from and after such date (unless the Operating Partnership shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Operating Partnership at the Redemption Price, together with, unless otherwise provided in or pursuant to this Indenture, any accrued and unpaid interest thereon and Additional Amounts with respect thereto to but excluding the Redemption Date; provided, however, that, except as otherwise provided in or pursuant to this Indenture or the Bearer Securities of such series, installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an Office or Agency located outside the United States except as otherwise provided in Section 1002), and provided, further, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities that are due and payable on any Interest Payment Date or date fixed for the payment of Defaulted Interest falling on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates or Special Record Dates, respectively, therefor according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price or, at the option of the Operating Partnership, after payment to the Trustee for the benefit of the Operating Partnership of, an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Operating Partnership and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that any interest or Additional Amounts represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such Security located outside of the United States except as otherwise provided in Section 1002.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

Section 1107.    Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Operating Partnership or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Operating Partnership and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Operating Partnership shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Operating Partnership shall execute, and the Trustee shall authenticate and deliver to the Depository for such Security in global form or a custodian for such Depository as shall be specified in the Operating Partnership Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered. Any Security issued pursuant to this Section 1107 upon redemption in part of a Security with a Guarantee endorsed thereon shall also have an identical Guarantee, duly executed by the Guarantor, endorsed thereon.

ARTICLE TWELVE

SINKING FUNDS

Section 1201.    Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 1202.    Satisfaction of Sinking Fund Payments with Securities.

The Operating Partnership may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Operating Partnership), together in the case of any Bearer Securities of such series with all unmatured Coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Operating Partnership pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Operating Partnership Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the written request of the Operating Partnership from time to time pay over and deliver to the Operating Partnership any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Operating Partnership to the Trustee of Securities of that series purchased by the Operating Partnership having an unpaid principal amount equal to the cash payment requested to be released to the Operating Partnership.

Section 1203.    Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Operating Partnership shall deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Operating Partnership shall thereupon be obligated to pay the amount therein specified. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Operating Partnership in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

RESERVED

Section 1301.    RESERVED.

ARTICLE FOURTEEN

SECURITIES IN FOREIGN CURRENCIES

Section 1401.    Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, then, except as otherwise provided in Section 116 and in the absence of any other provision to the contrary in or pursuant to this Indenture or the Securities of such series, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Operating Partnership may specify in an Officer’s Certificate of the Operating Partnership delivered to the Trustee or, in the absence of such Officer’s Certificate, as the Trustee may determine.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

Section 1501.    Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1502.    Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or, if Securities of such series have been issued in whole or in part as Bearer Securities, in London or in such place outside the United States as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Operating Partnership (by or pursuant to a Board Resolution) or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 106) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Operating Partnership, or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or, if Securities of such series are to be issued as Bearer Securities, in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 1503.    Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Operating Partnership and its counsel, and, if any such series of Securities is guaranteed by the Guarantor pursuant to this Indenture, any representatives of the Guarantor and its counsel.

Section 1504.    Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting or duly reconvened meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of at least a specified percentage in aggregate principal amount of the Outstanding Securities of a series, which is more or less than a majority, the Persons entitled to vote such specified percentage in aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the aggregate principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to the first paragraph of Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to the first paragraph of Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of at least a specified percentage, which is less or more than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of at least that specified percentage in aggregate principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the Coupons appertaining thereto, if any, and the related Guarantees, if any endorsed on the certificates evidencing the Securities of such series, whether or not such Holders were present or represented at the meeting.

Section 1505.    Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Operating Partnership, or by the Holders of Securities as provided in Section 1502(2), in which case the Operating Partnership or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. If the Securities of such series are issuable in minimum denominations of less than $1,000, then a Holder of such a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote which is equal to the fraction that the principal amount of such Security bears to $1,000. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1506.    Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in

Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Operating Partnership and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE SIXTEEN

GUARANTEE

Section 1601.    Guarantee.

By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Operating Partnership and that the Guarantor is providing its Guarantees for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article Sixteen, the Guarantor hereby fully and unconditionally guarantees to each Holder of Securities of each series that, pursuant to Section 301 of this Indenture, are guaranteed by the Guarantor and that are authenticated by the Trustee and delivered by the Trustee or the Operating Partnership and any Coupons appertaining thereto that: (i) the principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to the Securities of such series and any Coupons appertaining thereto shall be duly and punctually paid in full when due, whether at the Stated Maturity, upon acceleration, upon redemption or otherwise; (ii) to the extent permitted by applicable law, interest on overdue principal of, overdue premium, if any, and interest, if any, on, and overdue Additional Amounts, if any, with respect to, the Securities of such series and any Coupons appertaining thereto shall be duly and punctually paid in full when due; and (iii) all other obligations of the Operating Partnership to the Holders of Securities of such series and any Coupons appertaining thereto and to the Trustee hereunder and under the Securities of such series or any Coupons appertaining thereto (including, without limitation, obligations to pay fees, expenses and other charges, and also including any obligations of the Operating Partnership to convert the Securities of such series into or exchange the Securities of such series for Capital Stock or other securities or property) shall be duly and punctually paid in full when due or duly and punctually performed, as the case may be, all in accordance with the terms hereof and thereof, and, in case of any extension of time of payment or renewal of any Securities of such series or any Coupons appertaining thereto or any of such other obligations, the same shall be duly and punctually paid in full when due, whether at the Stated Maturity, by acceleration, call for redemption or otherwise, or duly and punctually performed, as the case may be, in accordance with the terms of the extension or renewal, subject, however, in each case referred to above in this paragraph, to the limitations set forth in Section 1603 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article Sixteen, the Guarantor hereby agrees, to the extent permitted by applicable law, that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series or any Coupons appertaining thereto or of this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of any series or any Coupons appertaining thereto with respect to any thereof, the entry of any judgment against the Operating Partnership, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes, to the extent permitted by applicable law: (a) any right to require the Trustee, the Holders of Securities of any series or any Coupons appertaining thereto or the Operating Partnership (each, a “Benefited Party”) to proceed against the Operating Partnership or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) diligence, presentment, the filing of claims with any court in the event of a merger, consolidation, bankruptcy, insolvency or dissolution of the Operating Partnership, any right to require a proceeding first against the Operating Partnership and any demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Operating Partnership, any other Benefited Party or any creditor of the Guarantor or the Operating Partnership or on the part of any other Person in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election of the application of Section 1111(b)(2) (or any successor provision thereto) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 (or any successor provision thereto) of the Bankruptcy Code. The Guarantor hereby covenants, to the extent permitted by applicable law, that, except as may otherwise be provided pursuant to Section 301 of this Indenture with respect to the Guarantee of the Securities of any series, the Guarantee of the Securities of any series and any Coupons appertaining thereto shall not be discharged except (x) by payment and performance in full of all Guarantee Obligations, including the payment in full of the principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, the Securities of such series and any Coupons appertaining thereto, all Additional Amounts, if any, payable in respect of any payments made by the Guarantor under such Guarantee and all other costs and expenses provided for under this Indenture or (y) as provided in Article Four of this Indenture (subject to the survival of certain obligations of the Guarantor as provided in such Article Four).

If any Holder of the Securities of any series that are guaranteed by the Guarantor pursuant to this Indenture or any Coupons appertaining thereto or the Trustee is required by any court or otherwise to return to either the Operating Partnership or the Guarantor, or any trustee or similar official acting in relation to either the Operating Partnership or the Guarantor, any amount paid by the Operating Partnership or the Guarantor to the Trustee or such Holder in respect of the Securities of that series or any Coupons appertaining thereto, the Guarantee of the Securities of such series and the Coupons, if any, appertaining thereto, to the extent theretofore discharged or released, shall, to the extent permitted by applicable law, be reinstated in full force and effect, it being understood and agreed that, anything in this Indenture to the contrary notwithstanding unless otherwise provided with respect to the Securities of any series pursuant to Section 301, the provisions of this sentence shall survive any release, pursuant to Section 401 or 402, of the Guarantor’s Guarantees of the Securities of any series and of the Guarantor from its obligations under this Indenture with respect to the Securities of any series and remain in full force and effect. The Guarantor agrees, to the extent permitted by applicable law, that it shall not be entitled to any right of subrogation in relation to the Holders of the Securities of any series or any Coupons appertaining thereto in respect of any Guarantee Obligations until payment in full and performance of all such Guarantee Obligations. The Guarantor agrees, to the extent permitted by applicable law, that, as between it, on the one hand, and the Holders of Securities of each series that are guaranteed by the Guarantor and any Coupons appertaining thereto and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of any such obligations as provided in Article Five hereof, the Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 1602.    Execution and Delivery of Notation of Guarantee.

To evidence the Guarantee set forth in Section 1601 hereof with respect to the Securities of any series or any Coupons appertaining thereto, the Guarantor agrees that a Guarantee may be endorsed on the certificates evidencing any Security of such series that has been or is authenticated and delivered by the Trustee, which Guarantee shall be executed on behalf of the Guarantor by its Chairman, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries (which signatures may be manual or facsimile) and further agrees that the form and terms of such Guarantee with respect to the Securities of such series shall be established as provided in Sections 201 and 301 hereof. Any Guarantee endorsed on the certificate evidencing any Security of any series shall be in addition to, and shall in no way limit, the Guarantee of the Securities of such series or any Coupons appertaining thereto pursuant to this Article Sixteen.

Guarantees endorsed on the certificates evidencing any Security bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Guarantor shall, to the fullest extent permitted by law, bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security or did not hold such offices at the date of such Security.

The Guarantor agrees that the Guarantee set forth in this Article Sixteen shall remain in full force and effect and apply to all the Securities of each series that are guaranteed by the Guarantor pursuant to this Indenture and any Coupons appertaining thereto notwithstanding any failure to endorse, or election not to endorse, on any or all Securities of such series a Guarantee in the manner contemplated by the first paragraph of this Section 1602.

The delivery of any Security by the Trustee or the Operating Partnership, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture and the Guarantee, if any, endorsed on such Security on behalf of the Guarantor.

Section 1603.    Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

(1) The Guarantor, and by its acceptance hereof each Holder of Securities of each series that is guaranteed by the Guarantor and each Holder of any Coupons appertaining thereto, hereby confirms that it is the intention of all such parties that the obligations of the Guarantor under its Guarantees of the Securities of such series and any Coupons appertaining thereto and its other obligations under this Article Sixteen with respect to the Securities of such series and any Coupons appertaining thereto, not constitute a fraudulent transfer or fraudulent conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Guarantees or other obligations. To effectuate the foregoing intention, the Holders of the Securities of each series that are guaranteed by the Guarantor and any Coupons appertaining thereto and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Guarantees of the Securities of such series and any Coupons appertaining thereto and its other obligations under this Article Sixteen with respect to the Securities of such series and any Coupons appertaining thereto shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Guarantees of the Securities of such series and any Coupons appertaining thereto and its other obligations under this Article Sixteen with respect to the Securities of such series and any Coupons appertaining thereto not constituting a fraudulent transfer or conveyance under such laws.

(2) The Guarantor hereby covenants and agrees, to the extent permitted by applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Operating Partnership, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on any Guarantee and, to the extent permitted by applicable law, hereby waives and agrees not to take the benefit of any such stay of execution, whether under Sections 362 or 105 (or any successors thereto) of the Bankruptcy Code or otherwise.

Section 1604.    Release of the Guarantor from Guarantee.

Notwithstanding any other provisions of this Indenture, but except as may otherwise be provided pursuant to Section 301 with respect to the Securities of any series, the Guarantor shall be released from its obligations under its Guarantee of the Securities of any series and any Coupons appertaining thereto and its obligations under this Indenture with respect to the Securities of such series and any such Coupons (i) if the Operating Partnership shall have effected legal defeasance with respect to the Securities of such series in compliance with the provisions of

Section 402 of this Indenture or (ii) if this Indenture shall have ceased to be of further effect with respect to the Securities of such series and any Coupons appertaining thereto upon compliance by the Operating Partnership with the provisions of Section 401 of this Indenture; provided that the Guarantor shall not be released from (a) its obligations under this Indenture or its Guarantee with respect to the Securities of such series and any Coupons appertaining thereto that, pursuant to Section 402 or Section 404, survive such legal defeasance or, pursuant to Section 401 or Section 404, survive such satisfaction and discharge or (b) its obligations under the first sentence of the third paragraph of Section 1601, which shall also survive any such legal defeasance or satisfaction and discharge, as the case may be, and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

MID-AMERICA APARTMENTS, L.P., as Issuer

By: Mid-America Apartment Communities, Inc., its general partner

By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer

Attest:

/s/ Leslie Wolfgang
Name:	Leslie Wolfgang
Title:	Senior Vice President, Corporate Secretary

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer

Attest:

/s/ Leslie Wolfgang
Name:	Leslie Wolfgang
Title:	Senior Vice President, Corporate Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President